As filed with the Securities and Exchange Commission on November 28, 2003
                   An Exhibit List can be found on page II-5.
                           Registration No. 333-106355


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM SB-2/A

                                AMENDMENT No. 4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         ITEC ENVIRONMENTAL GROUP, INC.
                 (Name of small business issuer in its charter)


       Delaware                           4955                   31-1705310
State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                          693 Hi Tech Parkway, Suite 3
                                Oakdale, CA 95361
                                 (209) 848-3900
        (Address and telephone number of principal executive offices and principal place of business)

                         Gary M. DeLaurentiis, President
                         ITEC ENVIRONMENTAL GROUP, INC.
                          693 Hi Tech Parkway, Suite 3
                                Oakdale, CA 95361
                                 (209) 848-3900

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                              CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                        Registered         Security(1)             Price               Fee
-------------------------------------------------------- ----------------- -------------------- -------------------- --------------
Shares of common stock, $.001 par value (2)              250,000,000             $0.03           $7,500,000.00          $606.75
Shares of common stock, $.001 par value (3)               10,000,000             $0.03             $300,000.00           $24.27
Shares of common stock, $.001 par value (4)                  250,000             $0.03               $7,500.00            $0.61

Total                                                    260,250,000                             $7,806,000.00          $631.63*
======================================================= ================= ==================== ===================== ==============

$718.15 previously paid


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on November 25, 2003.


(2) Represents shares underlying equity line of credit.

(3) Represents shares underlying convertible debenture.

(4) Represents shares of common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS Subject To Completion, Dated November 28, 2003


The information in this prospectus is not complete and may be changed.

                         ITec Environmental Group, Inc.
                             260,250,000 Shares of
                                  Common Stock

This prospectus relates to the resale of 250,000,000 shares of common stock underlying an equity line of credit, 10,000,000 shares of common stock underlying a convertible debenture, and 250,000 shares of issued and outstanding common stock. The amount of shares we are registering in the aggregate represent 82% of our common stock.


We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our equity line of credit with Cornell Capital Partners, L.P. All costs associated with this registration will be borne by us. We have agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised by us under the Equity Line of Credit.

Our common stock is listed on the NASD Over-The-Counter Bulletin Board under the symbol "ITCV."

Investing in these securities involves significant risks.

                   See "Risk Factors" beginning on page __.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partner, L.P. will pay a net purchase price of 95% of our market price as calculated in the equity line of credit agreement.

With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is November __, 2003.


The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Itec Environmental Group, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                         ITec Environmental Group, Inc.


We operate through a European office in Naples, Italy, that has alliances with government organizations and environmental groups.

We have developed a new cost-effective, environmentally sensitive technology, ECO2TM Environmental System, for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. The ECO2TM System consists of a washing chamber, storage tank, distilling unit, compressor, refrigeration unit and various pumps and compressors. Each system can process between 500 to 1,000 pounds of plastic per hour depending on the model purchased. Used oil containers (typically the one quart size sold to consumers) were the first focus of this new technology; however, additional scientific testing results now indicate that the technology can be profitably employed to recycle all plastics regardless of the contaminant. This statement refers to the end result of the tests being equal to or exceeding the "normal" results using water. By decreasing disposal costs of the "sludge" associated with using water (cleaning of the wastewater before discharge) and the reoccurring cost of chemicals vs. reusable solvent.

As of December 31, 2002, we had revenue of $24,000, a stockholders deficit of $2,468,255 an accumulated deficit of $6,240,133 and a working capital deficit of $568,637.


Our offices are located at 693 Hi Tech Parkway Suite 3, Oakdale, California 95361, our telephone number is (209) 848-3900 and our website is www.iteceg.com.

                                  The Offering

         This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of us. The selling stockholders consist of:
         O        Cornell  Capital  Partners; and

         O        TN Capital Equities, Ltd.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5 million for a period of up to two years after the effective date of this registration statement, whichever comes first. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 95% of the lowest closing bid price of our common stock on the Over-The-Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $70,000 per advance, with a minimum of five trading days between advances. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. In addition, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. Cornell Capital Partners received a 5% convertible debenture in the principal amount of $190,000 as a one-time commitment fee. The debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lowest closing bid price for the three days preceding the conversion date.

         We have engaged TN Capital Equities Partner, L.P., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. TN Capital Equities Partner, L.P. was paid a fee of 250,000 shares of our common stock, which was equal to $10,000 at a closing bid of $.04 on June 10, 2003.


         There is no cap on the number of shares that can be issued under the Equity Line of Credit. The 250,000,000 shares we are registering is based on an assumed purchase price of $0.02 per share divided into the entire $5,000,000 Equity Line. If the price of our common stock goes down, we will have to issue a greater amount of shares under the Equity Line, which will have the effect of further diluting the proportionate equity interest and voting power of our stockholders.


         There is a large number of shares of common stock underlying the Equity Line of Credit and convertible debentures that will be available for future sale and the sale of these shares will cause dilution to our existing shareholders.

                                  The Offering

 Common stock offered by selling stockholders..........   Up to 260,250,000  shares,  based on current
                                                          market prices and assuming  full  conversion
                                                          of  the   convertible   note.   This  number
                                                          represents    82.40%    of    our    current
                                                          outstanding stock

 Common stock to be outstanding after the offering        Up to 318,012,008 shares


 Use of proceeds........................................  We will not  receive any  proceeds  from the sale of the common  stock.  We will  receive
                                                          proceeds  from the sale of our common  stock
                                                          pursuant to the equity  line of credit.  See
                                                          "Use   of    Proceeds"    for   a   complete
                                                          description.

 Over-The-Counter Bulletin Board .......................  ITCV


The above information is based on 58,012,008 shares of common stock outstanding as of November 28, 2003.

          Summary Selected Financial Data

         The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus beginning on page F-1.

                           12 months ending   12 months ending   9 months ending
                            12/31/2001         12/31/2002            9/30/2003
                            ----------         ----------        ---------------
Current Assets
Cash                             4,253                                 110,100
AR                              36,951             14,828              312,507
Inventory                            -            238,466               64,461
Other                                -              8,000                4,865
                           -----------------------------------------------------
Current Assets                  41,204            261,294              481,933
PP&E (net)                      11,959            106,189              214,016
Other Assets                   110,724            804,028              835,288
Total Assets                   163,887          1,209,943            1,531,237
                           -----------------------------------------------------
Current Liabilities
AP                             524,120            782,995              706,255
Accrued Liabilities & other    122,419            112,062              207,175
                           -----------------------------------------------------
Total Current Liabilities      646,539            895,057              913,430
Long Term Liabilities        2,045,105          2,836,252            3,036,947
                           -----------------------------------------------------
Total Liabilities            2,691,644          3,731,309            3,950,377
Equity
Stock                          191,688            254,715               58,012
Paid in Capital              1,111,380          3,578,693            4,340,473
Retained Earnings           (3,830,824)        (6,354,774)          (6,817,625)
                           -----------------------------------------------------
Total Equity                (2,527,755)        (2,521,366)          (2,419,140)
Total Liabilities & Equity     163,887          12,209,943           1,531,237
                           =====================================================
Working Capital               (605,335)          (633,763)            (431,497)
Shareholders Equity         (2,527,755)        (2,521,366)          (2,419,140)
Revenue                            -               24,048              455,250
Net Profit (Loss)           (2,416,875)        (2,523,951)            (462,851)
Shares Outstanding          12,692,000         41,997,068           58,012,008
EPS                         $  (0.190)         $  (0.060)           $  (0.008)
Fully Diluted               $  (0.190)         $  (0.057)           $  (0.008)


                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:


We have had losses since our inception. We expect losses to continue in the future and there is a risk we may never become profitable.

We have incurred losses and experienced negative operating cash flow since we acquired our operating business. For our fiscal years ended December 31, 2002 and 2001, we had a net loss of ($2,492,202) and ($2,389,079), respectively. For the nine month period ended September 30, 2003, we had a net loss of ($462,851). We expect to continue to incur significant operating expenses as we maintain our current line of systems and continue research and development toward new advance systems. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, of which there can be no assurance, you may experience significant additional dilution.


Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Henry Schiffer, CPA, An Accountancy Corporation, in his independent auditor's report, has expressed "substantial doubt" as to our ability to continue as a going concern based on significant operating losses that we incurred. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in note 2 of the notes to the consolidated financial statements. As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required. Further, any financing we do obtain may be on less favorable terms.


We operate our business in one geographic location and this concentration of operations results in an associated risk to our operations and sales.

We operate our business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since our business is principally in one area, this concentration of operations results in an associated risk and uncertainty to our operations and sales.

We have a few proprietary rights, the lack of which may make it easier for our competitors to compete against us.

We have licensed our technology from Honeywell, Inc. This license expires in 2005 and may be terminated by Honeywell upon default by us after 60 days written notice. Although we are current with the payments required under this agreement, Honeywell is free to license the technology to one other person or entity without any restrictions on its use. Such person or entity may develop systems or technologies which compete directly with our systems which may place us at a competitive disadvantage.


Our failure to sell, market and distribute our systems could cause us to lose revenue and harm our competitive position.

We have limited sales, marketing and distribution expertise and capabilities. Establishing and maintaining sales, marketing and distribution expertise and capabilities may require significant expenses including additions to personnel. There can be no assurance that we will have sufficient capital resources necessary to expand our sales, marketing and distribution expertise and capabilities, and that even if such resources are available, that we will be successful in doing so. We have targeted a significant portion of its marketing efforts outside the United States, primarily in Europe. If we are unable to establish and maintain significant sales, marketing and distribution efforts either internally or through arrangements with third parties, we could lose revenue and our business, financial condition and results of operations may be materially adversely affected.


Our success is dependent upon Cool Clean to manufacture our system and the loss of this manufacturer could slow or stop production of our system and impair our ability to generate revenues.

Through the end of our fiscal year ended December 31, 2002, we relied upon arrangements with Cool Clean to manufacture our system. As of December 31, 2002, four prototype (Gen-1) and one Generation 2 systems had been produced by Cool Clean. We are now reliant upon Cool Clean, a private company managed by current and former executives of Chart, to produce our systems. We do not have any written agreement with Cool Clean. Our success is dependent upon Cool Clean to manufacture our system and the loss of this manufacturer could slow or stop production of our system and impair our ability to generate revenues.


We need to raise additional funds for our operations and if we are unable to secure such financing, we may not be able to support our operations.

Although we do not need additional funds to support our operations through fiscal 2003. We will need to depend on portions of the equity line of credit to fund our operations over the next 12 months. We have not established a limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to a debt allowance. If we need to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to us, or that any future offering of securities will be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of our outstanding common stock. Our business, financial condition and results of operations could suffer adverse consequences if we are unable to obtain additional capital when needed.

Glenwood Marketing Associates is seeking a temporary restraining order to refrain us from entering into a line of credit agreement with Cornell Capital, which we will depend on portions of it to fund our operations over the next 12 months. If a TRO is granted, we will have to seek additional sources to obtain financing. We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing.


Risks Relating To Our Current Equity Line Agreement:

There are a large number of shares underlying our equity line that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock, cause dilution to the existing stockholders and may result in a change of control.


The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the equity line of credit in the amount up to $5,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company. The following is an example of the amount of shares of our common stock that are issuable pursuant to the equity line, if we were to utilize $5,000,000 and $2,500,000 based on market prices 25%, 50% and 75% below the market price, as of November 28, 2003 of $0.03.


$5,000,000:
                                                     Number             % of
% Below        Price Per       With Discount        of Shares        Outstanding
Market            Share          at 5%              Issuable            Stock
-----          --------        -------------        --------            ------
At Market         $0.03          $0.0285           175,438,596          75.23%

25%              $.0225          $.0214            233,644,869          80.18%
50%              $.0150          $.0143            349,650,349          85.82%
75%              $.0075          $.0071            704,225,352          92.42%


$2,500,000:
                                                     Number             % of
% Below        Price Per       With Discount        of Shares        Outstanding
Market            Share          at 5%              Issuable            Stock
-----          --------        -------------        --------            ------
At Market         $0.03          $0.0285             87,719,298         60.30%
25%              $.0225          $.0214             116,822,434         66.91%
50%              $.0150          $.0143             174,825,174         75.17%
75%              $.0075          $.0071             352,112,676         85.91%

Under the line of credit, Cornell Capital Partners will pay less than the then-prevailing market price of our common stock and this discounted sale could cause the price of our common stock to decline.

The common stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

The sale of our stock under our equity line could encourage short sales by third parties, which could contribute to the future decline of our stock price


In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the company may request numerous draw downs pursuant to the terms of the equity line. Even if the company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. Although Cornell Capital has contractually agreed to refrain from short selling, TN Capital has not. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

RISKS RELATING TO OUR CURRENT CONVERTIBLE DEBENTURE FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURE THAT ARE BEING registered in this prospectus and the sale of these shares may depress the MARKET PRICE OF OUR COMMON STOCK, CAUSE DILUTION TO THE EXISTING STOCKHOLDERS AND MAY RESULT IN A CHANGE OF CONTROL.

The issuance and sale of shares by Cornell Capital Partners pursuant to convertible debenture are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debenture in the amount of $190,000, based on market prices 25%, 50% and 75% below the market price, as of November 28, 2003 of $0.03.

                                 Number                % of
% Below      Price Per          of Shares           Outstanding
Market         Share            Issuable               Stock
------         -----            --------               -----
At Market      $0.03             6,333,333             9.8%
25%            $.0225            8,444,444            12.75%
50%            $.0150            12,666,666           17.99%
75%            $.0075            25,333,333           30.49%



THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 10,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


Risks Relating To Our Common stock:

Our common stock is subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR SECURITIES ARE THINLY TRADED AND THE LIMITED LIQUIDITY IN OUR SECURITIES COULD RESULT IN A DECREASE IN THE PRICE OF OUR SHARES.

         The trading market price of our common stock may decline below its current price. Our common stock is currently very thinly traded on Over-The-Counter-Bulletin Board. The following is a chart of our average daily and weekly trading volume:


                               Jan. 1, 2003 to Nov. 26, 2003
                               -----------------------------
Average Weekly Volume:                   495,111
Average Daily Volume:                     99,022


An active public market for our common stock may not develop or be sustained during or after this offering. The additional shares made available for sale in the market as a result of this offering may depress the price of our common stock.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Cornell Capital Partners, LP. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the equity line of credit. The purchase price of the shares purchased under the equity line of credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice to advance funds date. Cornell Capital will also retain 6% of each advance.

For illustrative purposes, we have has set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit.


GROSS PROCEEDS                        $2,500,000       $5,000,000


NET PROCEEDS                          $2,305,000 (1)   $4,655,000 (2)


USE OF PROCEEDS:                          AMOUNT           AMOUNT
-------------------------------------------------------------------

Sales and marketing                     $445,000       $1,070,000
Research and development                $380,000       $  800,000
Capital Projects                        $700,000       $  700,000
General Working Capital                 $780,000       $2,085,000
                                   -------------    -------------
TOTAL                                 $2,305,000       $4,655,000
                                   =============    =============

(1) Assumes estimated offering expenses of $45,000 and $150,000 to be retained by Cornell Capital Partners. We cannot predict the total amount of proceeds to be raised under the equity line because we have not determined the total amount of the advances we intend to draw. Accordingly, there is no guarantee that we can receive the net proceeds amount provided in this section.

(2) Assumes estimated offering expenses of $45,000 and $300,000 to be retained by Cornell Capital Partners. We cannot predict the total amount of proceeds to be raised under the equity line because we have not determined the total amount of the advances we intend to draw. Accordingly, there is no guarantee that we can receive the net proceeds amount provided in this section.


Sales and Marketing

     Sales and marketing purposes include, recruiting, training and assisting dealers in marketing and promotional activities, participaition at trade shows and general promotional efforts.

Research and Development

     Research and development purposes include costs associated with the design and modification of existing systems. In addition, we expect to use these proceeds for internal research and development that includes the testing of processing and solvents for the systems.


Capital Projects

         Capital projects refers to the expansion of our current testing and research facility, to a full production processing plant


General Working Capital

     General working capital consists primarily of corporate salaries, insurance, professional fees, utilities, rent, and inventory.

                                    DILUTION


Our net tangible book value as of September 30, 2003 was ($2,419,140) or ($0.042) per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Our net tangible book value will be impacted by the common stock to be issued under the equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the equity line of credit. The following example shows the dilution to new investors at an offering price of $0.02 per share.


If we assume that we 260,250,000 shares of common stock under the equity line of credit at an assumed offering price of $0.02 per share (i.e, the maximum number of shares being registered in this offering, less a retention fee of $190,000 and offering expenses of $45,000, our net tangible book value as of June 30, 2003 would have been $2,595,376 or $0.008 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.045 per share and an immediate dilution to new stockholders of $0.012 per share. The following table illustrates the per share dilution:


   Assumed public offering price per share                              $0.0200
   Net tangible book value per share before this offering    ($0.042)
   Increase attributable to new investors                     $0.041
                                                              ------
   Net tangible book value per share after this offering                $0.008
                                                                        ------
   Dilution per share to new stockholders                               $0.012
                                                                        ======


The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following tables showing the dilution per share at various assumed offering prices:


                                                       DILUTION PER
                 ASSUMED         NO. OF SHARES TO      SHARE TO NEW
              OFFERING PRICE        BE ISSUED           INVESTORS
              --------------     ----------------      ------------
                $0.0200           260,250,000(1)        $0.012
                $0.0100           260,250,000(1)        $0.006
                $0.0005           260,250,000(1)        $0.003
                $0.0003           260,250,000(1)        $0.001


(1) This represents the maximum number of shares of common stock that will be registered under the equity line of credit.

                                                                 Original         Original
                                                               Shareholders     Shareholders
                                         Revised Total            % Total            %
                         Shares          Outstanding            Outstanding        Dilution
                       -----------       -------------     -----------------   -------------
Current Shareholders    58,012,008

Maximum Offering       260,250,000        318,262,008              18.21%          449.0%

50% issued             130,100,000        188,112,008              30.82%          224.5%

25% issued              65,050,000        123,062,008              47.12%          112.2%


Original shareholders % dilution is determined by dividing the various amounts of new shares issued by the current shareholders outstanding. The first example is under the maximum offering of 260,250,000 divided by current shareholders of 58,012,008 equals a dilution to original shareholders of 449.0%

Maximum Offering of $5,000,000:

                                                                 Original      Original
                          Current                                 Revised      Shareholders   Shareholders
                          Shares           $         Issued        Shares         % Total           %
                        Outstanding    per Share     Shares      Outstanding    Outstanding    Dilution
                        -----------    ---------     ------      -----------   ------------   ------------
Current Shareholders     58,012,008

Issuing Share Price                    $    0.02   250,000,000   308,012,008       18.8%        431.3%
                                       $    0.04   125,000,000   183,012,008       31.7%        215.7%
                                       $    0.08    62,500,000   120,462,008       48.1%        107.8%
                                       $    0.10    50,000,000   108,012,008       53.7%         86.3%
                                       $    0.15    33,333,333    91,345,341       63.5%         57.5%
                                       $    0.20    25,000,000    83,012,008       69.9%         43.1%
                                       $    0.25    20,000,000    78,012,008       74.3%         34.5%


                             SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholder. The selling stockholder has not held a position or office, or had any other material relationship, with us, except as follows:

Cornell Capital Partners, L.P. is the investor under the equity line of credit. In addition, we have issued Cornell a convertible debenture in an amount of $190,000 as a one-time commitment fee to entering into this equity line. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Neither Cornell Capital Partners or general partners are registered broker-dealers under the Securities Exchange Act, or affiliates of broker-dealers. A brief description of the Equity Line of Credit and the promissory notes is set forth below:


Pursuant to the equity line of credit, dated as of June 15, 2003, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5,000,000. The amount of each advance is subject to an aggregate maximum advance amount of $210,000 in any thirty-day period, provided that each of advances may not exceed $70,000. Cornell Capital Partners, L.P. will purchase the shares of common stock at a 5% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. Cornell Capital Partners intends to sell any shares purchased under the equity line of credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued and resold under the equity line of credit.


TN Capital Equities Partners, L.P., an unaffiliated third party with no prior relationship to Itec, is a registered-broker dealer and is controlled by John Steimetz, its president.

The table follows:

                                                                   PERCENTAGE
                                                                       OF
                                      PERCENTAGE                   OUTSTANDING                 PERCENTAGE
                                          OF                         SHARES                        OF
                                      OUTSTANDING     SHARES TO      TO BE                     OUTSTANDING
                       SHARES           SHARES           BE         ACQUIRED        SHARES        SHARES
                    BENEFICIALLY     BENEFICIALLY     ACQUIRED        UNDER         TO BE      BENEFICIALLY
                       OWNED            OWNED         UNDER THE     THE LINE       SOLD IN        OWNED
     SELLING          BEFORE           BEFORE          LINE OF         OF            THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING       CREDIT/NOTE(1) CREDIT/NOTE(2) OFFERING      OFFERING
- ----------------  --------------    ------------   -----------   ------------    ----------   ------------
Cornell Capital
  Partners, L.P.    6,333,333(3)        9.8%         260,000,000      81.8%        260,000,000     0.0%
                                        ----         -----------      -----        -----------     ----
TN Capital Equities
  Partners, L.P.      250,000            *              0              0.0%            250,000     0.0%
                                        ----         -------------    -----        -----------     ----
------------
* Less than 1%.

(1) Includes shares of common stock, underlying the Line of Credit and convertible debenture, beneficially owned by the selling before the offering.

(2) Applicable percentage of ownership is based on 58,012,008 shares of common stock outstanding as of November 28, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of November 28, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 28, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(3) Represents shares issuable upon conversion of a convertible debenture issued in July 2003 in the principal amount of $190,000. See below for the assumptions used to quantify the number of shares underlying the convertible debenture.

                              EQUITY LINE OF CREDIT


SUMMARY. In June 2003, we entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the equity line of credit. The issuance of these shares is conditioned upon us registering these shares with the Securities and Exchange Commission. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, TN Capital Equities, Ltd. received 250,000 shares of our common stock.


EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.


The amount of each advance is subject to an aggregate maximum advance amount of $210,000 in any thirty-day period, provided, that each advance may not exceed $70,000. The amount of capital available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.


We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 150,375,940 shares of common stock in order to raise the maximum amount under the equity line of credit at a purchase price of $0.03325 (i.e., 95% of a recent stock price of $0.035).

We are registering a total of 250,000,000 shares of common stock for the sale under the equity line of credit. If our stock price declines we will have to register more shares of common stock. The following is an example of the amount of shares of our common stock that are issuable pursuant to the equity line, if we were to utilize $5,000,000 based on market prices 25%, 50% and 75% below the market price, as of November 28, 2003 of $0.03.


$5,000,000:
                                               Number            % of
% Below    Price Per     With Discount       of Shares       Outstanding
Market        Share        at 5%             Issuable           Stock
-------    ---------     -------------       --------           -----
At Market    $0.03         $0.0285           175,438,596        75.23%

25%          $.0225        $.0214           233,644,869         80.18%
50%          $.0150        $.0143           349,650,349         85.82%
75%          $.0075        $.0071           704,225,352         92.42%

The issuance of shares under the equity line of credit may result in a change of control. That is, up to 250,000,000 shares of common stock could be issued under the equity line of credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the equity line of credit). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the equity line of credit to the same purchaser.

Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance.

Convertible Debenture

         Cornell Capital Partners received a 5% convertible debenture in the principal amount of $190,000 as a one-time commitment fee. The debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lowest closing bid price for the three days preceding the conversion date. The debenture is due in June 2006. The debenture can be redeemed by us for face value with a 30 day written notice to the holder. We are registering in this offering 10,000,000 shares of common stock underlying the convertible debenture.

     The number of shares of common stock issuable upon conversion of the debenture is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $190,000 of and a conversion price of $0.03 per share, the number of shares issuable upon conversion would be:

                  $190,000/$.03 =  6,333,333 shares

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debenture in the amount of $190,000, based on market prices 25%, 50% and 75% below the market price, as of November 28, 2003 of $0.03.


                                 Number                % of
% Below      Price Per          of Shares           Outstanding
Market         Share            Issuable               Stock
------         -----            --------               -----
At Market      $0.03             6,333,333             9.8%
25%            $.0225            8,444,444            12.75%
50%            $.0150            12,666,666           17.99%
75%            $.0075            25,333,333           30.49%



                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). TN Capital will be deemed to be an underwriter, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriter, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partners, L.P. will pay 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 6% of the proceeds received by us under the equity line of credit. The 6% discount is an underwriting discounts. In addition, we have engaged TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, to advise us and interface with Cornell Capital Partners with respect to all aspects of the equity line of credit. For its services, TN Capital Equities, Ltd. received 250,000 shares of our common stock.

Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. The selling stockholders do not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholders is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholder that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000, as well as retention of 6% of the gross proceeds received under the equity line of credit. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, TN Capital Equities, Ltd. received 250,000 shares of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "ITCV." The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                    Low($)    High($)
2001
First Quarter                       0.19      1.25
Second Quarter                      0.16      2.05
Third Quarter                       0.28      1.39
Fourth Quarter                      0.16      0.60

2002
First Quarter                       0.60      1.01
Second Quarter                      0.24      0.61
Third Quarter                       0.05      0.48
Fourth Quarter                      0.02      0.28


2003
First Quarter                       0.03      0.40
Second Quarter                      0.03      0.06
Third Quarter                       0.01      0.04





As of November 28, our shares common of common stock were held by 1,400 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc.


DIVIDEND POLICY

Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                                PLAN OF OPERATION


Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:


     --   discuss our future expectations;

     -- contain projections of our future results of operations or of our financial condition; and

     --   state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes.


                           12 months ending   12 months ending   9 months ending
                            12/31/2001         12/31/2002            9/30/2003
                            ----------         ----------        ---------------
Current Assets
Cash                             4,253                                 100,100
AR                              36,951             14,828              312,507
Inventory                            -            238,466               64,461
Other                                -              8,000                4,865
                           -----------------------------------------------------
Current Assets                  41,204            261,294              481,933
PP&E (net)                      11,959            106,189              214,016
Other Assets                   110,724            804,028              835,288
Total Assets                   163,887          1,209,943            1,531,237
                           -----------------------------------------------------
Current Liabilities
AP                             524,120            782,995              706,255
Accrued Liabilities & other    122,419            112,062              207,175
                           -----------------------------------------------------
Total Current Liabilities      646,539            895,057              913,430
Long Term Liabilities        2,045,105          2,836,252            3,036,947
                           -----------------------------------------------------
Total Liabilities            2,691,644          3,731,309            3,950,377
Equity
Stock                          191,688            254,715               58,012
Paid in Capital              1,111,380          3,578,693            4,340,473
Retained Earnings           (3,830,824)        (6,354,774)          (6,817,625)
                           -----------------------------------------------------
Total Equity                (2,527,755)        (2,521,366)          (2,419,140)
Total Liabilities & Equity     163,887          1,209,943            1,531,237
                           =====================================================
Working Capital               (605,335)          (633,763)            (431,497)
Shareholders Equity         (2,527,755)        (2,521,366)          (2,419,140)
Revenue                            -               24,048              455,250
Net Profit (Loss)           (2,416,875)        (2,523,951)            (462,851)

Shares Outstanding          12,692,000         41,997,068           58,012,008
EPS                         $  (0.190)         $  (0.060)           $  (0.008)
Fully Diluted               $  (0.190)         $  (0.057)           $  (0.008)

Plan of Operation

Itec uses patented technology and proprietary equipment to design and sell worldwide oil and agricultural chemical container recycling equipment and related systems. ITec's initial marketing of the technology is concentrated in California and Italy.

Itec licenses environmental technology using a carbon dioxide cleaning process from Honeywell International, Inc. This new environmental technology, the ECO2TM Environmental System, is believed by management to be the only pollution reduction and recycling system on the market today that allows for the 100% recycling of plastic motor oil containers and the residual oil left inside each container. By using the carbon dioxide cleaning process, we can focus on environmental protection and environmental safety by creating no chemical waste disposal in the oil recycling and plastic recycling process.

December 31, 2002

As of December 31, 2002 Itec had revenue of $24,000, a stockholders deficit of $2,468,255, an accumulated deficit of $6,240,133 and a working capital deficit of $568,637.


Itec recognized its first revenue in the last quarter of 2002 form the sale of granulators. The granulators sold by Itec are part of the collection process organized under the State of California's Integrated Waste Management Board effort to reduce the number and amount of used oil containers being sent to land fills.

Expenses for the year are grouped in six primary areas: Professional Fees & Consulting $1,134,000; Payroll $498,000; Sales & Marketing $198,000; Interest $175,000; R & D $150,000; G&A $355,000.







September 30, 2003

As of September 30, 2003, Itec had revenue of $455,250, a stockholders deficit of $2,419,140, an accumulated deficit of $6,817,625 and a working capital deficit of $431,497. Cash, Working Capital and Total Stockholder Equity have remained relatively constant during the period in question due primarily to the continuing operating losses but coupled with the issuance of common stock. Significant financial changes have been in the areas of Inventory during 2003, Revenue in 2003, Paid In Capital and Total Stockholder Equity in all periods. Inventory increased during 2002 as equipment was developed and acquired for sale, then was reduced in 2003 as the Revenue was recognized. Paid In Capital has increased in all periods with issuance of stock via off-shore offerings. Net Income (loss) has continued but has been greatly reduced in YTD 2003. This is to be expected for "a development stage company" that is emerging from its research and development phase.

The first nine months saw Itec recognize revenue from sales of its ECO2 system in the amount of $455,000 with cost of goods of $201,000.

Expenses for this same time period were Professional Fees & Consulting $287,000; Payroll $337,000; Sales & Marketing $38,000; Interest $51,000; R & D $4,000; G&A
$191,000.

MTI Properties has provided a bridge loan in the form of a promissory note for a period of six months, due and payable with accrued interest on January 31, 2004. The principal amount of the note is $600,000 with interest at a rate of 8% per annum. Additionally, 1,000,000 warrants convertible to common stock of Itec Environmental Group were issued with a strike price of $0.04 and having an expiration date of July 31, 2005.

We do not have sufficient cash or lines of credit for the next twelve months but are in the process of raising funds through an offering. Through this offering, we expect to have sufficient cash or lines of credit to satisfy our needs for the twelve months ending June 30, 2004. The "offering" refers to the "Equity Line of Credit" via Cornell Capital for which this SB-2 is being filed. Itec filed Form SB-2 with the SEC on June 20, 2003 in an effort to raise an additional $5 million of equity. This registration filing is currently under review by the SEC, with Itec receiving a third round of comments from the SEC on November 18, 2003. Itec is in process of responding to those comments at this time. There is no guaranty, however, that this offering or any other efforts will result in Itec raising sufficient capital or any capital or additional financing. The offering will start upon the effective date of this filing.

Our plans for the next twelve months are two-fold. The first is to continue marketing and selling the ECO2TM Environmental System on a world wide basis. The second is opening a plastic recycling plant in Stanislaus County, California.



Over the next twelve months Itec's plans for Italy are to have delivered for sale four mobile Generation 2 ECO2 systems. The first Generation 2 ECO2 system for sale in Italy has been delivered and is in testing phase with expectations of being fully operational by the end of October 2003. Upon conformation of this first system's operational status the auxiliary equipment for the remaining systems will be delivered and assembled in Italy for delivery to customers. Timetable for this second phase is first quarter 2004 for the remaining three units.


Orders for ten ECO2TM Environmental System to be delivered in Italy were signed in 2002 and delivery is to start in the first quarter of 2003. Financing for the currentECO2TM Environmental Systems customers in Italy will be secured through IG-Sviluppo Italia s.p.a., the Treasury Agency of Italy. The loan guarantee is provided through the Treasury Agency of Italy to the "startup" Italian Company and not paid or assignable to Itec. Future Itec customers may apply for this government loan program and will be evaluated on the business plan and financials that they submit to the Italian Agency at that time. Itec's first "Italian startup" customer is OPT International, Srl. of Paliano, Italy.

The following chart names our customers, describes the status of the ordered products, and describes the estimated time of delivery:

                CUSTOMERS FROM THE IG       Status of Project   Estimated Date      Estimated       Deposit
                                                 with IG        of Completion       Delivery         Paid
                                                                 IG Process         of System
OPT International / Massimo Mari                Approved
     Loc. Paduni snc.
     03012 Anagni (FR) Italy
    System 1                                                                         Delivered       $ 40,000
    System 2                                                                         7 Months

V2&M Plastic srl  / Pasquale Vella            95% Complete         4 Months
    Via Vivaldi n. 59
    81100 Caserta Italy
    System 1                                                                        10 Months       $ 40,000
    System 2                                                                        16 Months       $ 40,000

E-bios sas / Alberto Mazza                    90% Complete         8 Months
Via Nocelle, 69
80128 Napoli Italy
    System 1                                                                        14 Months
    System 2                                                                        20 Months

Ecotruck srl / Giuseppe Cuscuna               80% Complete         9 Months
     Ecotruck srl Via Cisterna, 3
     89844 Nicotera (V) Italy
    System 1                                                                        15 Months
    System 2                                                                        21 Months

CM Cleaning srl Carlo Mastrominico            50% Complete         12 Months
     Via Aldo Moro, 31
     San Cipriano D' Avers
     System 1                                                                       18 Months       $ 40,000
     System 2                                                                       24 Months       $ 40,000

                   NON IG CUSTOMER
UTRS-Hungary                                 Waiting for
    Istvan Kiraig UT 32                      Demonstration
    529 Zhalombatta H2440 Hungary            in Italy
    System 1                                                                         9 Months       $ 75,000


                                                                                                    $275,000


     There are pending orders for six mobile/portable ECO2TM Environmental Systems for delivery during calendar year 2004.

Itec has entered into negotiations with certain vendors and note holders who are due $815,231 and has offered equity securities in payment. We expect a majority of the vendors to convert their notes to equity securities in the fourth quarter of 2003. We also expect a majority of the note holders to convert to deferred revenue and then to revenue for their purchases of ECO2TM Environmental Systems during the second half 2003. However, no assurances can be given in this regard. The $815,231 dollars are notes payable to 19 Italian investors ranging from $5,422 to $122,773. Most are also business owners or partners in companies that have signed purchase orders for equipment being sold by Itec. During 2003, $368,768 of the notes payable has or will convert from debt to revenue. $200,917 is scheduled to convert from notes payable to revenue in year 2004. The balance of $245,546 may convert to equity in year 2004.

The note holders are also customers of Itec to purchase ECO2 systems who have signed purchase orders. Knowing that the research and development schedule could last many months or years, Itec suggested that they instead receive a note receivable from Itec at a rate of 5% per annum until Itec was prepared to deliver their order for an ECO2 system. So instead of simply placing their deposits for systems in a deferred revenue account, Itec is showing this as a note payable. During 2003, Itec started its delivery process, these various notes are being converted to deferred revenue as the customers system moves through the assembly process. Then upon deliver and acceptance of the ECO2 system in Italy, Itec will then transfer the deferred revenue asset and recognize the revenue from the sale.


In Italy Itec will be selling the ECO2 system and provide training to the operators of the system. Itec is providing additional services to the buyers of the ECO2 system that include selling their recycled plastic to H. Muehlstein via Itec's supply agreement. Itec also provides a maintenance and equipment upgrade program to the buyers of the ECO2 system.

Concurrently in the United States, Itec plans to both sell the ECO2 Environmental System and in California operate a full scale recycling plant. We have signed a two year lease on a 6,900 sq ft building and have purchased or leased all equipment necessary for the plastic recycling test plant in California. The recycling pilot plant opened for operations in June 2003 and is located in Oakdale, CA. with two full time employees being hired for this operation.


We currently have contacts in place for all needed raw product and we are seeking additional sources of product for future growth. Green Flame Services has provided a "letter of intent" to supply "Oil Contaminated Plastic" to Itec in addition to our own collection program. The Green Flame agreement is for a period of one (1) year.

Itec has sold and continues to market 3 different sizes of Granulators to Cities, Counties and private businesses throughout California. As part of our sales of granulators, Itec collects $125 per drum of ground oil containers from these locations. Green Flame Services will service each of these accounts and Itec will pay $75 ($25 freight and $50 customer service) for each drum delivered to Itec by Green Flame Services from these locations that have purchased Granulators from Itec. Resulting in a net to Itec of $50 per drum.

Green Flame Services has built 2 mobile granulating systems and is signing up accounts that Green Flame Services will service. This is when the volume of contaminated oil containers are not sufficient to warrant these customers (cities, counties or private industry) to purchase granulators from Itec. In this program Green Flame Services is collecting the fee from the City or County from their State of California "Opportunity" or "Block" Grants distributed to them by the California Intergraded Waste Management Board ("CIWMB").

Funds for these types of grants come from the Oil Recycling Fund that is administered by CIWMB. The only "material termination" clauses are in the event the product is contaminated with foreign matter or water.

We have a "letter of intent" to sell all plastic pellets produced and processed by Itec from H. Muehlstein, Inc once production starts. This agreement is for a period of one (1) year and is priced at the market price. There are no "material Termination" clauses.

Itec is in negotiations to lease a larger building to install a full production recycling operation in Stanislaus County, California. It is a five year lease with a five year option. It has a sliding scale rent structure starting at $3,000 per month and reaching $18,730 in month 9. With CPI increases on an annual basis. This lease would be for a 55,000 sq ft steel frame building in a heavy industrial complex, it would include approximately 3,500 sq ft of office space. All inferfracture including rail sidings are in place. Plans are to have this larger building leased by 31 January. Installation of equipment will take three months with the first testing of systems in April 2004. After completion of testing of the systems, the start up operational phase with take an additional two months, with full operations expected by August 2004. Employment would ramp up with the new recycling plant starting in January with four new employees. Then adding an additional 18 employees by August 2004. Itec will utilitize both buildings, continuing to use current location as our corporate offices and as a testing and research facility.

The following chart provides details of our milestones in our business plan and timeline for reaching these milestones.

                                     Months to
Task required                         Complete   In Month     Cost     Completed
-------------                        ---------   --------    --------  ---------
Receive Approval of SB2 Filing
Negotiate lease                           1           4                    Yes
     Deposit required                                        $ 55,000
Permit Process                                        0                    Yes
     One Permit Necessary -
       Air Quality                                                         Yes
Engineering                               2           5      $ 50,000      25%
Electrical Installation                   1           7      $ 25,000      No
Order Equipment & Pay 20% Deposit                     7      $ 83,688      No
       Equipment Progress Payments
Equipment Cost Progress Payment                       8      $167,377      No
Balance of Equipment Payment                          9      $167,377      No
Installation of Equipment                 2          10      $ 75,000      No
COD Purchases                                        10      $ 12,500      No
--------------------------------------------------------------------------------
Total Cost                                                   $635,942
Start Production                                     10

Itec currently has sufficient cash to fund company activities through December 2003. Itec is in negotiations to secure a bank line of credit via a commercial bank at this time and has expectations of an Equity Line of Credit offering being completed by December that will fund the balance of the year.

Cash needs for the next twelve months are as follows: Sales and marketing $445,000 this is to fund both the European office and our US activities, brochures and trade show meetings, advertising and promotions. Research and development $380,000 is comprised of continuing research and testing in the use of bio-solvents and their effect on the cleaning process, testing of all samples of plastic for residue after the CO2 process, developing additional suppliers and manufactures of the ECO2 system and related equipment. Capital projects $700,000 to start up the full scale recycling/processing plant in California. General working capital needs are $780,000 for general office expenses, payroll and benefits, legal and audit, increased inventory and business development projects.



Strategic Alliance Agreements


We entered into a manufacturing arrangement in third quarter 2001 with a U.S. based equipment manufacturer Chart Industries, Inc which in turn spun off the CO2 division , The firm is Cool Clean Technologies, Inc. 3505 County Rd 42 Burnsville, MN which is capable of producing the ECO2TM Environmental System on time and on budget. Chart Industries also has a facility in the Czech Republic capable of producing all European ECO2TM Environmental Systems. This will allow us to assure that all ECO2TM Environmental Systems will be of the same specifications, standards and quality, resulting in reduced costs per system with the highest quality. The arrangement with an Italian manufacturer was cancelled in fourth quarter 2001.

In the first quarter of 2002 2,000,000 shares were issued to various consultants and service providers. Millennium Consulting Group, Inc. headed by Mr. Douglas Furth of Aurora, OH has been engaged from 2001 through 2002 in various matters. Itec does not believe neither the firm nor Mr. Furth is a registered broker-dealer. Millennium has been paid in a combination of both cash and stock for their services. The finder's fee paid to Millennium for these services was approximately $144,000. A part of those services was to assist Itec in finding sources of funding, either debt or equity. As a result of those efforts Millennium introduced Itec to Starz Investments Limited ("Starz") Belize City, Belize. Through Starz, Itec has been involved in a series of Reg-S offerings raising approximately $1,600,000 during the second and third quarters of 2002 an additional 6,042,043 shares were issued.


Significant Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to reserves and intangible assets. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of Itec's financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts recovery of intangible assets. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements for the fiscal year ended December 31, 2002.

                                    BUSINESS

Background

We were incorporated under the laws of the State of Colorado on January 24, 1989 under the name Coalmont, Inc. We changed our name to MCC Holdings, Inc. on August 14, 1992, and changed it again to Beechport Capital Corp. on January 10, 1996. We were originally formed for the primary purpose of seeking out acquisitions of properties, businesses or merger candidates, without limitation as to the nature of the business operations or geographic area of the acquisition candidate. From inception through 26 September, 1990 the date of completion of our initial public offering of securities, our activities were directed toward the acquisition of operating capital.


On May 11, 2001, we acquired all the issued and outstanding shares of common stock of Itec in exchange for a total of 6,651,987 shares of our restricted common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of Itec's common stock (10,000,000 shares were outstanding upon completion of the transaction), and Itec holding 100% of the issued and outstanding shares of Itec's common stock.


There were no consulting fees, finders fee or other compensation paid for this business combination, outside of normal legal and accounting fees. No officers/directors of Beechport Capital Corp or Itec received compensation in any form for the acquisition/merger of Beechport and Itec. There have been no sales of securities by any of the former officers/directors of Beechport.

This transaction was a recapitalization of ITEC, with no revaluation of assets and liabilities. Beechport was a shell corporation and therefore the acquisition was not recorded as a purchase transaction.


Itec was incorporated in March 2000 to develop and commercialize new technologies that are economically and environmentally sound. Itec's objective is to become a worldwide supplier of equipment for recycling oil and agricultural chemical containers and related systems. Itec has developed a cleaning system utilizing liquid carbon dioxide for cleaning recyclable plastic, oil and pesticide containers called the ECO2TM Environmental System.

In October 2002, we changed our corporate name to Itec Environmental Group, Inc and our domicile to the State of Delaware.

Our offices are located at 693 Hi Tech Parkway Suite 3, Oakdale, California 95361, our telephone number is (209) 848-3900 and our website is www.iteceg.com.

We have one subsidiary, which is wholly-owned, ECO2 Environmental Systems, and unless the context indicates otherwise all references herein to we, us or Itec, includes this wholly-owned subsidiary. ECO2 Environmental Systems, Inc was formed for two reasons, the first to apply for and obtain a trademark and second to be the marketing subsidiary of Beechport Capital Corp. before the name change to Itec Environmental Group, Inc. ECO2 Environmental Systems, Inc was formed on 10 April, 2000 and is domiciled in Delaware. ECO2 Environmental Systems, Inc only activities to date have been the application and receipt of the trademark "ECO2".

The following is a list of officers and directors during the past three years:

Board of Directors
2000                    Age     Position                   Shares  % Outstanding
------------------      ---     ---------                  ------  -------------
Lawrence C. Schmelzer   64     President and Director      985,500        29.4%
Timothy J. Brasel       42     Director                    683,802        19.8%
Susan Schmelzer         37     Director                        0           0.0%

2001
----
Lawrence C. Schmelzer   65     President and Director *    985,500         6.3%
Timothy J. Brasel       43     Director               *    683,802         5.4%
Susan Schmelzer         38     Director               *        0           0.0%
Gary M DeLaurentiis     56     President and Director ** 2,354,803        15.0%
Andrea G. Videtta       44     VP      Director       **   592,027         3.8%
Lisa A. Fitzpartick     35     VP      Director       **   465,639         3.0%

2002
----
Gary M DeLaurentiis     57     President and Director    3,354,803(1)      7.8%
Andrea G. Videtta       45     VP      Director            592,027         1.4%
Lisa A. Fitzpartick     36     VP      Director            465,639         1.1%
John R. Murray          65     Director                    100,000(2)      0.2%
Michael E. Hofmann      52     Chief Financial Officer     500,000(3)      1.1%

Mr. Schmelzer cost basis for his ownership of 985,500 was $17,420, resulting in a $0.018 per share cost basis. This was based on a purchase of 80,000 shares for $20,000 cash and receiving 800,000 shares in a stock exchange transaction as a result of a merger with a $1,000 net value. Of the 880,000 original shares, he had disposed of 150,000 shares before a 1.35 to 1 stock split.

(1) Includes 1,000,000 shares underlying options exercisable at $0.18 per share.
(2) Includes 100,000 shares underlying options exercisable at $0.18 per share.
(3). Includes 500,000 shares underlying options exercisable at $0.18 per share.

* Term and positions ended 4 May, 2001 ** Term and positions started 4 May, 2001

Products

We operate through a European office in Naples, Italy to provide sales and service to its Italian customers and sales of ECO2 Systems throughout Europe..

We have developed a new cost-effective, environmentally sensitive technology, ECO2TM Environmental System, for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. The ECO2TM System consists of a washing chamber, storage tank, distilling unit, compressor, refrigeration unit and various pumps and compressors. Each system can process between 500 to 1,000 pounds of plastic per hour depending on the model purchased. Used oil containers (typically the one quart size sold to consumers) were the first focus of this new technology; however, additional scientific testing results now indicate that the technology can be profitably employed to recycle all plastics regardless of the contaminant. This statement refers to the end result of the tests being equal to or exceeding the "normal" results using water. By decreasing disposal costs of the "sludge" associated with using water (cleaning of the wastewater before discharge) and the reoccurring cost of chemicals vs. reusable solvent. The following companies have provided this test data: Analytical Services Group located in Santa Clara, California and BSK Analytical Laboratories located in Fresno, California.


The Oil that is captured during the process is picked up by local Used Oil Collectors. Each pound of oil-contaminated plastic contains approximately 6 to 8 ounces of oil and is a significant amount. The fee to have Used Oil Collectors pickup the used oil is reimbursed to the "Operator of the Plant", located in California, by the California Intergraded Waste Management Board thought the Used Oil Collection Program. The proposed plant will, when necessary, apply to become a "Certified Collection Center". Green Flame Services (http://www.greenflameservices.com) is the company that will deliver the ground oil containers collected through out California to our facility.

Several other states have programs similar to California. They include Alaska, Arizona, Florida, Kentucky, Louisiana, Oregon and Utah. To review other related web sites please refer to the links listed below.

http://www.astswmo.org/sw/swtf/oil/oil-issues.htm
http://www.recycleoil.org/legislative.htm
http://www.p2pays.org/ref/02/0162212.pdf
http://www.deq.state.or.us/wmc/solwaste/oilreport94.html#c
http://www.usedoilrecycling.com/index.cfm

With regard to the other contaminants collected during the process:

At our plant in Oakdale, CA Itec processed approximately 3,000 lb of plastic using a controlled batch of ground pesticide containers, given to the Itec by Western Ag Plastics, Delano, California. This company is the certified collector for the Agriculture Container Recycling Council. The web site is located at http://www.acrecycle.org/. Western Ag Plastics sent the material to Itec as test. When the material arrived from Western Ag Plastics the material was ground into 1/2 inch flakes and was dry and essentially had no residue remaining. This is the normal condition that material is sent to processors for this type of material. The purpose of using the ECO2 System is to remove the Labels and the Odor from the plastic. After processing the material Itec collected only 10 ounces of residue after distillation of the Solvent and the CO2.

Nationally the ACRC collects approximately 9,000,000 lbs of pesticide containers annually from various regions in the USA. If 3,000 lbs converts to 10 oz of residue, then 9,000,000 lbs would convert to approximately 46 gallons of residue. The cost of disposal, as per SafetyKleen, of a 55-gallon drum of this residue is $250 because of its hazardous nature. This would equate to per pound $0.0000278 of plastic, we felt that this amount so small as to represent a zero cost.

The contaminate residue from "Milk Containers", is even smaller that the pesticide containers. This residue is not considered hazardous. Itec processed several 3,000 pound controlled batches of this material and collected less than 5 ounces of residue for each 3,000 pounds processed. Before processing through the ECO2 system the Milk Containers are ground into 1/2 inch flakes, as are all the materials Itec processes and is dry before entering the ECO2 system. The cost to dispose of this type of residue is only $50 per 55 gallon drum. Using the same calculations used for the Pesticide containers (9,000,000 pounds processed, although there is significant more of this type of material) the number of gallons this material would generate 117 gallons of residue. Therefore the average cost of disposal of the Milk container residue would be $106.36 per 3,000 pounds. The cost would then be $0.0000118 per pound. Again we felt this number results in zero and only as a cost of disposal and not an environmental cost. The PET Soda bottles are very similar to the Milk containers. The residue is not considered hazardous. The amount of residue is almost exactly the same as the Milk containers. The bottles are ground in the same manner and are dry after granulation.

The Detergent and other mixed color containers are also processed in the same manner. The only difference is that these types of containers do contain a greater amount of residue due to the nature of what is in the containers. This residue does not go away or dry up during granulation. Our results from processing several 3,000 pound controlled batches yielded 20 ounces of residue per 3,000 pounds. This material is also not considered hazardous. Using the same calculations as with all other types of materials this material would generate
468.75 gallons of residue. The cost per pound to dispose of this residue is $50 for each 55-gallon drum. The cost per pound is then $.000052.

Furthermore Itec believes that the disposal of waste is not an Environmental issue. It is part of everyday business.

As of December 31, 2002, we had arranged with Cool Clean Technologies, Inc. a leader in the utilization of CO2 technology, to manufacture the ECO2TM Environmental System. As of December 31, 2002, Cool Clean has manufactured four ECO2TM Systems at its facility in Burnsville, Minnesota. The four prototype systems are referred to as Generation One system. Additionally, Cool Clean has manufactured a Generation Two system in Europe and Itec delivered the Gen
2 to an Italian customer in January of 2003. We have relocated two of the Gen 1's systems to Oakdale, California and expect to establish a recycling facility where the Gen 1's can be both operated to generate income as well as demonstrate the process for prospective purchasers.


Sources of Revenues

Our principal source of revenues will be sales of the ECO2TM Environmental System. Prices for the ECO2 system range from $400,000 - $750,000 based on various models and auxiliary equipment, with gross margins from $175,000 - $300,000. We will also provide additional services to purchasers of the ECO2TM Environmental System in exchange for recurring fees. These services will include: extended warranty upgrades, technical support and trouble-shooting, training for operators, consulting for material feedstock and products sales, and software upgrades that will allow the ECO2TM Environmental System to clean other contaminated plastic materials. The recurring or royalty fees would average 9% of revenue for a period of five years. Based on the Italian business models this would range from $28,000 - $35,000 per system per year. We will also require purchasers of the ECO2TM Environmental System to enter into ten year maintenance agreements providing for fees of $25,000 per year, payable in equal monthly installments, for telephonic monitoring of the ECO2TM System and software upgrades.


Deferred Revenue

Amounts billed in advance of the period in which a service is rendered or a product is delivered are recorded as a liability under "Deferred Revenue". At December 31, 2002, deferred revenue totaled $170,000 for the sale of ECO2 systems not yet shipped.


Recycling

With the advent of the global environmental movement, waste treatment and remediation are now worldwide. Our goal is to clean and make recyclable certain contaminated plastics that are currently not recycled. The ECO2TM Environmental System has demonstrated an ability to produce clean, 100% recyclable High-Density Polyethylene flake from used motor-oil containers and other HDPE containers used to transport used oil and to recover the residual oil attached to the plastic, with no waste by-products.

In addition to recycling used motor oil containers, laboratory tests have proven four additional usages for our technology. They are:

o Pesticide Containers of HDPE (High-Density Polyethylene)
o Mixed HDPE Color Containers (Detergent, Shampoo and Clorox Containers)
o Natural HDPE Containers (Milk & Water Containers)
o Polyethylene Terephthalate (PET) (Soft Drink Containers)

Although originally developed for environmental usages, when applied to the above materials the ECO2TM Systems has been shown to remove all contaminants, odors, dirt and labels from the plastic, thereby producing clean marketable flake which can be reused to produce end-products.

Technology

Some years ago, the American aerospace industry developed a supercritical fluid technology to clean high-tech metals and composite materials. This method was then adapted to become the ECO2TM Environmental System, which offers the ability to effectively clean plastics.


The principal technology underlying the ECO2TM Environmental System was developed by Honeywell International, Inc. and the U.S. Department of Energy. We signed a five-year license agreement, with an additional five-year license extension, with Honeywell and the DOE in June 2000. The base fee is $50,000 with a minimum of $50,000 per year starting one year after the first commercial ECO2 system is sold. The annual fees are based on a 5% commission of the sale price of any system sold in the United States and a 3% commission on any foreign sales. There are no financial benchmarks or ratios that Itec must maintain to remain in compliance with the Honeywell agreement.

Itec has received one of two licenses available from Honeywell to use the technology developed using CO2 to "Separate and Recover Oil from Plastic Contaminated with Oil". The Honeywell patent # 5,711,820 dated 27 Jan, 1998 Inventors Smith et al. assignee Allied Signal, Inc. transferred to Honeywell Federal Manufacturing & Technologies. The patent is valid for twenty years (20) from date of issuance.

Our technology has been recognized as a significant environmental breakthrough and is expected to increase the percentage of plastic diverted from waste streams to recycling and reuse. Honeywell FM&T and DOE received a Governor's Award from the Missouri Chamber of Commerce in 2000 for their breakthrough innovation in recycling technology.

We believe that our technology is unique and superior to alternative plastic cleaning systems in several respects, including the percentage of purity achieved and the elimination of secondary costs for wastewater cleanup associated with other cleaning technologies.

In addition, compared to existing technology the ECO2TM Environmental System provides the following advantages:

o Contaminated plastic cleaned with the ECO2TM Environmental System has a significantly higher reusable end-use than conventionally cleaned plastic. Plastic cleaned with the ECO2TM Environmental System is processed free from odors and 99%+ contaminant-free. Conventional methods have a much lower cleanliness threshold and do not deodorize. Once processed, these plastics have a much lower end-use.

o Plastic flake cleaned with the ECO2TM Environmental System sells for significantly higher prices than conventionally cleaned plastics. Odorless and contaminant-free plastic flake yield higher prices and significantly larger profit margins.

o Plastic recyclers have the ability to recycle oil-contaminated plastic and conventionally contaminated plastic without wastewater effluent discharge. Costs involving water-treatment are high using conventional cleaning methods, whereas with our system they are non-existent. The ECO2TM Environmental System does not use water.

o No permits are required for effluent wastewater discharge since the ECO2TM Environmental System uses no water.

o Energy costs operating the ECO2TM Environmental System are significantly lower than current plastic cleaning systems. Our ECO2TM Environmental System costs for energy are nearly $0.02 USD less per pound than currently used processes, yielding significantly larger profit margins.

o Direct processing costs for recycling plastics are reduced by over 50%. The following costs for current water/chemical cleaning is based on a 3,000 pounds of plastic per hour processing plant. The water/chemical plant used in this calculation is Fixcor Industries based in Heath, OH. Electrical rates are based on current Pacific Gas & Electric rates in Oakdale, CA.

                           WATER/CHEMICAL          CO2
                           --------------          ---
Electrical cost:              $23.85              $ 9.40  per hr. per 3,000 lb.
Chemicals/Solvents/CO2        $66.00              $28.00

o Both residual oil and plastic are recovered without creating waste by-products which contaminate the environment.

o Odors associated with residual oil, pesticides and mixed HDPE plastic are eliminated. Current cleaning technology does not remove contaminant odor from recycled plastic.

o An economical solution is provided to pressing environmental protection and pollution prevention problems associated with plastic motor oil container recovery.

o A closed-loop system is formed which continually reuses low-cost CO2, has low electricity costs and zero environmental impact.

o The ECO2TM Environmental System can be operated and maintained with only two semi-skilled workers.


An Ideal Solvent

Carbon dioxide, also know as CO2, is produced by photosynthesis and constitutes ..04% of the air we breathe. CO2 is also a by-product of other industrial processes, such as fermentation from distilleries. As a gas under atmospheric conditions when liquefied represents an ideal solvent with characteristics that cannot be matched by any other solvent, conventional or otherwise. It is non-toxic, non-flammable, non-hazardous waste producing, non-ozone-depleting, odorless, and cannot spill into the soil or groundwater since it becomes a gas if it escapes from the ECO2TM System. Since the CO2 that is used in this process is already in the air and is recaptured for reuse in the machines, no new CO2 is produced or added to the atmosphere over the life of the cleaning cycle. Commercially CO2 is used for, among many other things, carbonating beverages, decaffeinating coffee beans and preserving foods.

From a performance standpoint, the ECO2TM Environmental System has distinct advantages as well. Its viscosity (the ability to flow) and surface tension (wetting capability) are orders of magnitude better than any other solvent, thus enabling the penetration of contaminates and the removal of finer particles of dirt or oil in 20 minutes or less, nearly as fast as conventional processes. The greatest benefits to using the ECO2TM Environmental System are its ability to thoroughly clean and deodorize plastic, thereby yielding significantly higher retail prices for a clean flake.


CO2 - Safe to Handle

CO2 does not show the toxic or flammable properties associated with traditional plastic-cleaning solvents or methods. Risks connected with CO2 vary with the different states of the compound. Gaseous CO2 may cause suffocation when found in large concentrations in closed areas. Solid or liquid CO2 or cold CO2 gas (dry ice), as well as cooled equipment may cause frost burns if unprotected skin is exposed to the CO2 or the cooled equipment. The equipment used in our CO2 process is designed to handle and mitigate any such danger. It works as a closed system where the used liquid CO2 is filtered, distilled, recycled and reused.

Environmental Regulations: Permissions And Safety Restrictions

The operation of a plastics-recycling business is subject to various regulations which differ depending on the solvent used, the laws of the country as well as local regulations. Carbon dioxide generally is subject to less regulation than other solvents. There are no known or anticipated government regulations that would prohibit or limited the sales or use of the ECO2 system sold by Itec.

There are no environmental costs associated with using the ECO2 system sold by Itec.

Permissions required to install and operate CO2 plastics-cleaning equipment are dependent upon both building department permits (local building authorities) and CO2 storage permission (storing gas requires a permit in some countries). There is no special approval necessary from any governmental agency in order to buy or use the ECO2 system. Our manufacturer is responsible for seeing that the machines and CO2 storage vessels are manufactured in accordance with national and international safety standards.

Market Overview

Market Distinctions - Europe/Canada versus United States

Europe/Canada: Legislation is in place prohibiting oil-contaminated products from placement into landfills. Available land for new landfills is extremely limited. Government subsidized programs exist for the recycling of all plastics. Developed in Canada, we are using the Alberta Used Oil Management Association (AUOMA) collection model to develop the collection model for use in the United States. The Alberta Used Oil Management Association (AUOMA) was formed at the request of the Alberta Provincial Government (APG). The APG involved all the sellers of petroleum products in the province to come up with a method to collect, transport and process the three (3) by- products that are related to Automotive Oil. They include the oil, filter and container the oil was shipped in. For each Liter of oil sold in the Province the Oil Company that sells the product must pay a fee into the "Not for Profit Organization" AUOMA. AUOMA was chartered by the APG as a non-profit organization to manage the funds collected by this program. These funds are distributed to the various companies that collect, transport and process the oil, filters and containers.

United States: Legislation is in place prohibiting used-oil products in landfills in many states, but may not be strictly enforced. Government subsidized programs for recycling of all plastics are limited. New landfill space is becoming limited in the smaller Northern States but remains available in the larger states.

Estimates indicate Europe and Canada are 15 years ahead of the United States legislatively, environmentally and structurally relating to waste recycling and collection efforts. As a result, we have chosen Europe for marketing and sales of its initial systems. Europe has nearly run out of landfills and the collective efforts to recycle all forms of waste, is prevalent in all European nations. The entire continent is politically active in their legislative efforts and recycling initiatives.

In contrast, the United States plastic recycling and oil recycling programs have been modestly implemented and accepted in most areas for pollution prevention. There are very few formalized collection programs for motor oil containers other than in portions of South Carolina. The U.S. practice of dumping motor oil containers into landfills or disposing of them improperly is no longer tolerated in Europe.

In order to facilitate its early marketing direction ITec determined that it would need a representative to handle inquiries and further develop markets in Europe. Itec secured the services of CESMET, a company with over 15 years experience in the Italian and European markets. CESMET, together with other consultant companies, develops industrial projects involving plastic recycling and collection for governments and the European Union. CESMET is an engineering company stated in 1987 and owned by Mr. Andrea Videtta, Itec Vice President and Director. CESMET works under ISO 9001 certification. The company is listed in the "Official Consultant Book" for economic development activities with both the Italian Ministries and European Union Ministries. CESMET billings average $11,400 per month this covers all office expenses and personnel. Services provided to Itec include reception, telephone, fax and mailing address. Of greatest value to Itec are CESMET's consulting services regarding Italian governmental policies and procedures. In addition to providing sales leads and follow-up with customers and industry groups. The contract is renewed on an annual basis from 1 July - 30 June.


Although this ECO2TM Environmental System was originally developed for environmental usages, when applied to the above areas, the ECO2TM Environmental System has been shown to remove all contaminants, odors, dirt and labels from the plastic producing clean marketable flake which can be reused to produce end-products. With this increase in usage, the worldwide market for ECO2TM Environmental System increases geometrically. Ultimately, the ECO2TM Environmental System could become a primary recycling system.


Marketing and Sales

The basis for Itec's sales strategy is to focus on the industries and countries most likely to benefit from Itec's technology. Potential customers are basically divided into two distinct segments - private enterprise plastic recyclers and government sponsored plastic recyclers.

     During 2002 Itec was in discussion with the business manager for Exxon/Mobil in Hungry. Due to the regulations in the Eastern Block countries they are required to recycle or incinerate the Oil Containers. During his time in Budapest, Hungary we worked out a collection and processing scenario. It resulted in the order from the Hungarian Company. The Hungarian company has the "right of first refusal" to become the operator in the following countries, Hungary, Poland, Czech Republic, Slovakia, Slovenia, Macedonia and Serbia. As of today the company is waiting for the startup of the first system in Italy so they can bring the government officials from Hungary to Italy to demonstrate the technology for them. The business manager has transferred to his company's office in St. Petersburg Russia. He has been working to have Itec visit with countries that he is working in, within the framework of his job as a business manager for Exxon/Mobil.

     Itec has been in discussion with Polis LTD in Varna, Bulgaria for 2 years. They would like to represent Itec and have the "right of first refusal" to be the operator in the following countries: Ukraine, Moldavia (we have received an independent inquiry from Moldavia), Bosnia, Yugoslavia, Turkey, Romania Tajikistan, Uzbekistan. As of today Polis is waiting for the startup of the first system in Italy so they can bring the government officials from the various countries to Italy to demonstrate the technology to them.

     Politenke is an Italian company that does business in both Italy and Germany. The principal of the company is in partnership with the principal of OPT Srl., our first customer in Italy. As with the other companies and countries they are waiting to see the demonstration of the system.

     In Finland and Sweden we have been in discussions with Mr. Perti Jalasvirta (the brother of Yrjo) to represent Itec in those countries.

     Mr. Hofmann has recently met with two representatives of a Waste Hauler from Greece, in Italy. They were taken to the OPT facility in Italy to see the progress on the system. We are in continuing discussions with them.

     Itec recently went through an audit with Chevron/Texaco from their Richmond, California plant. The purpose was to certify our test plant in Oakdale to receive the scrap plastic from the oil containers that are generated from the bottle filling plant in Richmond. Itec passed their audit and is now accepting the materials from the Chevron plant.

     Mr. Videtta, our VP in Italy, also has a CESMET office in St. Petersburg Russia. He has been in contact with the environmental Ministries, as well as with the one in Italy. In Bulgaria, Polis LTD along with Mr. Videtta has been contacted. In Hungary Mr. Videtta and EnviroPlastic has contacted the Ministry. Again in all cases the companies, agencies and Ministries are waiting for the demonstrations.

To date the following companies and governments have expressed interest in our technology. Those companies include: Exxon/Mobil (for system installations in:
Russia, Finland, Tajikistan, Uzbekistan, Ukraine, Yugoslavia, Macedonia, Moldavia, Serbia, Bosnia, Greece, Poland, Turkey and Hungary), Shell Oil, AMEX, Ravisz from Hungary and Polis LTD. from Bulgaria, CSAV from Hungary and Politenke (Italy and Germany). Those countries whose environmental ministries have expressed interest are: Italy, Bulgaria, Hungary and Russia.

Purchase Order Contracts of Sale have been signed for ten ECO2TM Environmental Systems in Italy and one in Hungary.

Licensing And Patents

Itec's technology is under license from Honeywell International Inc., and the U.S. Department of Energy. Honeywell has the right to grant a license to utilize the technology to one other entity, but has not done so. Currently, there are no other licensees of this technology.

Itec has received from the United States Patent and Trademark Office the Trademark name "ECO2" Reg No. 2,693,834.

Manufacturing

Itec uses Cool Clean Technologies, Inc to manufacture ECO2TM Systems. Cool Clean has arranged for manufacturing to take place at the facilities of Chart Industries, Inc in Burnsville, Minnesota, for ECO2TM Systems to be delivered in the United States, and the Czech Republic for ECO2TM Systems to be delivered in Europe.

Research and Development

Research and Development costs for year 2001 were $60,000; 2002 were $12,740; and estimates for 2003 are $185,000.

Competition

There are no competitors in the field of plastic cleaning process using CO2 as the cleaning agent. Honeywell has the right to issue only two license agreements for their technology and to date only one has been issued, and that is to Itec. The ECO2 cleaning system as compared to conventional methods has a more than 40% cost advantage in direct costs, a much lower overhead component due to reduced size and total capital costs are lower as well.

Employees

As of November 26, 2003, we employed seven persons, five of which were full time, including our President and Chief Financial Officer.


LEGAL PROCEEDINGS


In early 2003, we filed a lawsuit against Fedegari Autoklavi A.G. for fraud, breach of contract and unfair business practices. Itec is seeking $36,000,000 in damages. This legal proceeding was filed in California Superior Court for Stanislaus County. This case has been moved to U.S. District Court, Eastern Division of California. The Defendant moved to dismiss for lack of jurisdiction and improper venue. On 6 November, 2003 the U.S. District Court granted the Defendant its motion to dismiss.

In June 2003, Glenwood Marketing Associates, Inc. filed a lawsuit against the Company seeking a Temporary Restraining Order to refrain from entering into a Line of Credit with or transfer of stock to Cornell Capital. This proceeding was filed in Supreme Court of the State of New York for Nassau County. In late July, Itec filed to move this action into the United States District Court for the Eastern District of New York.

In June of 2003, we filed a lawsuit against Glenwood Marketing Associates seeking Declaratory Relief concerning a Long Term Note Payable in the amount of $1,100,000. This legal proceeding was filed in California Superior Court for Stanislaus County . In July 2003, Itec dismissed its lawsuit for declaratory relief in the amount of $1,100,000 against Glenwood Marketing Associates, Inc. filed in California Superior Court for Stanislaus County.



                            DESCRIPTION OF PROPERTIES

We lease 6,900 sq. ft U.S. offices from a non-affiliated party under an agreement expiring in February 2005 at a rental of $3,480 per month. Our address is 693 Hi Tech Parkway Suite 3 Oakdale, CA 95361 telephone (209) 848-3900 fax
(209) 848-3906. The building is a steel framed steel siding clear span type structure. It is less than 2 years old. Located in an industrial park on a paved, well traveled road less than 2 miles from center the of town. Itec has a two (2) year lease ending in Feb. 2005 renewable for an additional one (1) year period.

We rent our Italian office from an affiliate. We have a year to year lease at a rental rate of $750 per month. We believe that the terms of this arrangement are better than what we could secure from other outside sources. Our address for Italy is C/O CeSMET Laboratorio, srl. Piazza S. D'Acquisto, 6 Napoli, Italy 80134 telephone 39-081-552-5255 fax 39-081-552-8621 CESMET is owned by Mr.
Andrea Videtta. This is an affiliate transaction due to the fact that Mr. Videtta is a Vice President and Director of Itec.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


       NAME                    AGE            POSITION
       ----                    ---            --------
Gary M. De Laurentiis          58             President and Director

Andrea G. Videtta              45             Vice President Foreign
                                               Operations and Director

Lisa Ann Marie Fitzpatrick     37             Vice President Sales and
                                               Director

John R. Murray                 65             Director

Michael E. Hofmann             53             Chief Financial Officer
                                               and Director


Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified. Mr. Gary M DeLaurentiis and Mr. Michael E. Hofmann are full time officers. Mr. Andrea G. Videtta and Ms. Lisa A. Fitzpatrick are part-time devoting to us 50% and 10% of their time, respectively.


Gary M. De Laurentiis, Chairman and CEO - Mr. DeLaurentiis has substantial business management and operating experience in the plastics recycling industry. He previously served as President of Fixcor Industries International and its wholly-owned subsidiary, Pallet Technology, from 1997 - 1999. In this role he supervised the construction of and managed operations of plastic recycling and pallet manufacturing operations in Ohio and Florida. Fixcor Industries is a plastic recycling company. It purchased post consumer plastic on the open market from plastic brokers, cleaned the plastic, palletized the plastic flake and sold the pellets to manufactures. Mr. De Laurentiis' background includes the founding and executive management of manufacturing companies engaged in electronics, recycling and plastics molding. The following is a list of positions he has held since 1974:

1974 to 1980 President, Pure Research, Inc.       Electronics Mfg. Co.
1980 to 1984 President, SECOM Corp.               R & D Electronics Mfg.
1986 to 1988 Vice President, Plastics II          Injection Molding Co.
1987 to 1992 President, RPX Resins, Inc.          Plastic Recycling
1993 to 1995 President, ANEW Corp.                Plastic Recycling
1997 to 1999 President, Fixcor Industries Inc.    Plastic Recycling
1998 to 1999 President, Pallet Technology         Manufacturing Company
1998 to 1999 President, Fixcor Recovery Systems   R & D Recycling

 He has supervised the construction of two recycling plants in China and one plant in Mexico, all funded through government grants. Mr. De Laurentiis worked in China from 1987 thru 1992. He was the President of RPX Resins. As president of RPX he was responsible for all aspects of operations of RPX. RPX was originally formed to be a plastic broker sending export containers filled with post consumer plastic from the United States to China. In 1988 RPX formed a joint-venture with the local Chinese government in the Dongaun Region of the "Free Trade" zone in southern China. Mr. De Laurentiis worked in Mexico from 1993 to 1995. He was President of ANEW Corp. As president he was responsible for all aspects of operations of ANEW. ANEW was formed to research building a plastic recycling plant in Mexico. After 6 months and having permits granted in Encinada, Mexico, 60% of the company was sold to a group that included of the Government of the State of Compeche, Mexico. Beginning in late 1999 Mr. DeLaurentiis began the early development of the CO2 technology that would evolve into the firm Itec in March 2000.

Andrea G. Videtta, Vice President and Director - Mr. Andrea Videtta joined Itec 20 March, 2000 Mr. Videtta is currently the Director of the Center for Economic and Territorial Modification ("CESMET") in Naples, Italy. CESMET is a private company working with government and industry in city planning, economic development and environmental protection. Mr. Videtta has been with CESMET since 1988. Over the past 10 years, he has completed many management and research assignments focused on the regional development of Southern Italy. Mr. Videtta has also published books and articles on regional economic development. A native of Naples he holds a Degree in Architecture from the University of Naples and is fluent in Italian, Russian and English.

Lisa Ann Marie Fitzpatrick, Vice President and Director - Ms. Fitzpatrick is the former project manager for Fixcor Recovery Systems from1998 through 1999 where she managed the program of seeking and administering government grants. Fixcor Recovery Systems was the company that was working with the early development of CO2 Technology. In addition she has served as the Administrative Manager of Pallet Technology from 1998 - 1999,where she supervised customer service, order-entry and inventory control. Ms. Fitzpatrick joined Itec in March 2000. Ms. Fitzpatrick is the daughter of Mr. De Laurentiis.

John R. Murray, Director - Mr. Murray has over 40 years of experience in the Business and Operations Management of the Engineering, Manufacturing, Construction and Data Processing industries. In addition, as a Consultant, he has been associated with Mr. DeLaurentiis in the Planning and Development of Plastic Recycling and Plastic Manufacturing facilities in the USA and Africa. He has also served in a consultant capacity to the President of a large volume Foam Plastic manufacturer, World Plastics of Red Bank, NJ for a period of ten years from 1989-99 . . Prior to World Plastics he served as Assistant to the President of Temecon, Inc. of Bridgewater, NJ from 1980-89. He has an extensive background in the development and funding of both domestic and foreign operations that require Federal and Foreign government participation. He functions as a Special Assistant to Mr. DeLaurentiis for the development of Eastern operations for the company, as well as for the African continent.

Michael E. Hofmann, CFO, Director- Mr. Hofmann joined ITec in January of 2002 as CFO. He was formerly the CFO of eBioCare.com from Sept 1999 - May 2001 , a Silicon Valley startup that provided management and services for various chronic conditions using a Web based platform for back office, order entry and accounting services. eBioCare.com was a online retail pharmacy of products for chronic conditions (i.e. hemophilia, M.S., asthma). Mr. Hofmann joined eBioCare in Sept 1999. It was successfully sold to a New York State based NASDAQ firm in mid 2001. Prior to eBioCare, Mr. Hofmann work for the Robert Half International as an outside consultant from 1996 until 1999 before joining eBioCare. Robert Half International is the world's largest provider of accounting and financial personnel for temporary and contract periods. Concurrently, he worked with the United States Aid to International Development (USAID) a division of the United States of America, Department of State from 1991-97.Additionally, Mr. Hofmann has traveled extensively in Eastern Europe and Asia on various government and NGO assignments. Mr. Hofmann attended San Francisco State College majoring in Engineering.


The following is a list of the officers and directors of our wholly-owned subsidiary:


Gary M DeLaurentiis        58       Chairman and President
Andrea G. Videtta          45       Director
Lisa A. Fitzpartick        37       Director



Committees

The Board of Directors has an Audit Committee and a Compensation Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (1) the financial information provided to shareholders and others, (2) systems of internal controls established by management and the Board of Directors and (3) the audit process. The primary function of the Compensation Committee is to establish and administer our executive compensation programs. Mr. John R. Murray is a member of both committees and is "independent" as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.The Board of Directors believes that Mr. Murray qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2002, 2001 and 2000 that exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation       Long-term Compensation
                                --------------------------  ----------------------------------------------
                                                    Other   Restricted   Securities   LTIP      All
                       Fiscal     Salary    Bonus  Annual    Stock       Underlying   Payouts  Other
Name                    Year        $        $      Comp.                Options(#)    $     Compensation
-------------------    ---------  --------- ----   -----    ----------  -----------  -------- ------------
Gary M. DeLaurentiis   2002       140,000   $ -    $18,958              1,000,000             $ -
CEO                    2001        90,000            9,479
                       2000       133,200

Lisa Fitzpatrick       2002        52,500     -      -                     -                    -
V.P.                   2001             -     -      -
                       2000        45,472

Michael E. Hofmann     2002        72,000     -      -                    500,000               -
CFO


AGGREGATE OPTIONS EXERCISED DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES.

The following table sets out information relating to options exercised by the above-referenced officers during the most recent financial year and the value of unexercised in-the-money options held by such person as of December 31, 2002:


                                                UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-
                    SECURITIES     AGGREGATE       AT FY-END (#)       MONEY OPTIONS AT FY-END($)
                   ACQUIRED ON      VALUE         EXERCISABLE/              EXERCISABLE/
  NAME             EXERCISE (#)    REALIZED($)    UNEXERCISABLE            UNEXERCISABLE (3)
--------------------------------------------------------------------------------------------------
Gary M.
DeLaurentiis        Nil           Nil           1,000,000/0 (1)               $ 0/$ 0
--------------------------------------------------------------------------------------------------
Michael E.
 Hofmann            Nil           Nil             500,000/0 (2)               $ 0/$ 0
--------------------------------------------------------------------------------------------------

(1) Represents presently exercisable options to purchase 1,000,000_shares of our common stock at $0.18 per share.

(2) Represents presently exercisable options to purchase 500,000_shares of our common stock at $0.18 per share.

(3) Assumes a fair market value of $ 0.06 per share of common stock, which was the average price for our common stock on 31 December 2002.


OPTIONS GRANTED DURING MOST RECENT FINANCIAL YEAR.

The following table sets out information relating to options granted during the most recent financial year to the above-referenced officers.


                     SECURITIES     % OF TOTAL                        MARKET VALUE OF       EXPIRATION
                       UNDER          OPTIONS        EXERCISE PER   SECURITIES UNDERLYING    DATE
     NAME             OPTIONS       GRANTED TO        SECURITY     OPTIONS ON THE DATE OF
                      GRANTED      EMPLOYEES IN      ($/SECURITY)  THE GRANT ($/SECURITY)
                                   FINANCIAL YEAR
-------------------------------------------------------------------------------------------------------
Gary M.
DeLaurentiis      1,000,000        66.68%                (1)                $0.14        12/31/2007
-------------------------------------------------------------------------------------------------------
Michael E.
Hofmann              500,000       33.32%                (2)                $0.14        12/31/2007
-------------------------------------------------------------------------------------------------------

(1) Represents presently exercisable options to purchase 1,000,000_shares of our common stock at $0.18 per share.

(2) Represents presently exercisable options to purchase 500,000_shares of our common stock at $0.18 per share.


COMPENSATION OF DIRECTORS

         We do not have any plans in place to compensate our directors.


Employment Agreements


Itec has no employment agreements with its officers. During the fiscal year ended December 31, 2002, Gary M. De Laurentiis was paid $140,000. Andrea G. Videtta was paid $0.00, Lisa A. Fitzpatrick was paid $52,500. and Michael E, Hofmann was paid $72,000 The officers and directors of Itec are reimbursed for expenses paid or incurred by them on behalf of Itec.

Itec has no retirement, pension, profit sharing or insurance or medical reimbursement plans covering its officers and directors.

Incentive Stock Option Plan


Itec adopted a 2000 Incentive Stock Option Plan (the "2000 Plan") under which options granted are intended to qualify as "incentive stock options" under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Plan, options to purchase up to 45,455 shares of Company's common stock may be granted to employees of Itec. The Plan is administered by the Board of Directors which is empowered to determine the terms and conditions of each option subject to the limitation of the exercise price cannot be less than market value of the common stock on the date of grant (110% of the market value in the case of options granted to an employee who owns 10% or more of Itec's outstanding common stock) and no option can have a term in excess of 10 years (5 years in the case of options granted to employees who own 10% or more of Itec's common stock). As of the date hereof no options have been granted under the 2000 Plan.

On May 28, 2001 Itec adopted the Beechport Capital Corp. 2001 Stock Plan
(the "2001 Plan") which covers the issuance of up to 1,000,000 shares of common stock either directly or pursuant to options to eligible employees, directors, officers of and consultants and advisors to Itec. The purpose of the 2001
Plan is to promote the best interest of Itec and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2001 Plan have been registered on Form S-8 under the Act. Between June and August 2001 Itec issued an aggregate of 842,000 registered shares under the 2001 Plan to 6 persons as compensation for services. On September 12, 2001 the 2001 Plan was amended to increase the issuance to 2,100,000 shares.


On May 1, 2002 Itec adopted the Beechport Capital Corp. 2002 Stock Plan
(the "2002 Plan") which covers the issuance of up to 2,000,000 shares of common stock either directly or pursuant to options to eligible employees, directors, officers of and consultants and advisors to Itec. The purpose of the 2002
Plan is to promote the best interest of Itec and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2002 Plan have been registered on Form S-8 under the Act. On October 29, 2002 the 2002 Plan was amended to increase the issuance to 6,000,000 shares. During calendar year 2002 Itec issued an aggregate of 5,500,000 registered shares under the 2002 Plan to 5 persons as compensation for services.


In March 2003 the Board authorized the issuance of up to 20,000,000 shares under S-8 filings for Employee Stock Option Plan and services performed for the Company. The purpose of the 2003 Plan is to promote the best interest of the Company and its stockholders by providing a means of non-cash remuneration to selected eligible participants. The shares covered under the 2003 Plan have been registered on Form S-8 under the Act. On March 10, 2003 the 2003 Plan was amended to increase the issuance to 20,000,000 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Pursuant to an agreement effective April 25, 2000 between Itec and Glenwood Marketing Association, Inc. ("GMA") (the "GMA Agreement"), GMA by President Frank J. Zangara made a loan to Itec of $1,100,000. From the $1,100,000 loan ITec agreed to pay $200,000 of fees to GMA. The loan bears interest at 10% per annum, payable in monthly interest only payments for 36 months. Itec agreed to amend its Articles of Incorporation to allow the issuance of preemptive and preferential rights to GMA to purchase shares pursuant to approval of the Board of Directors. No amendments to the Articles of Incorporation were made in connection with the GMA loan agreement. Itec also agrees to promulgate a resolution of the Board to convey to GMA 20% of Itec's issued and outstanding common stock and to vest GMA with preferential rights to acquire additional shares at no cost to GMA when additional shares were issued, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock of ITec. Pursuant to the GMA Agreement, GMA's interest shall not be diluted except that this provision shall not apply if Itec's stock becomes publicly traded. The preemptive rights as well as the anti dilution clauses do not apply to Itec once it was a public traded company. Itec further agreed to pay GMA a $20,000 per month consulting fee for a period of 24 months to allow GMA to appoint one member of Itec's Board of Directors. In addition, GMA was granted the right of first refusal on leasing of all machines build by the manufacturer of the equipment related to the License Agreement, however, t he current buyers of ECO2 systems have their own financing package available and are not interested in leasing.


 According to the terms of the GMA Agreement, Itec was to become publicly traded within 12 months of the loan agreement at which time all the officers and directors of ITec would agree to a two year lockup of their stock. GMA agreed to convert the loan to preferred stock upon Itec becoming a public company. The preferred stock was to contain provisions for redemption suitable to both parties. Itec also agreed that at least two of the Board members would approve verbally expenditures of more than $5,000. The requirement of at least two of the Board members needed to approve expenditures was waived. The GMA Agreement also contains a covenant to indemnify GMA with respect to losses it may incur in connection with the conduct of its business with Itec. In June of 2003 the Company filed a lawsuit against Glenwood Marketing Associates seeking Declaratory Relief concerning a Long Term Note Payable. This legal proceeding was filed in California Superior Court for Stanislaus County. Subsequent to June 2003, we withdrew our lawsuit against GMA.


On July 5, 2000, ITec's Board of Directors approved and authorized Itec to loan up to $250,000 to Gary M. De Laurentiis, President and a director of the Company. The interest rate for the loan in question was set at 8%. The loan is unsecured, with interest only payable for 10 years and the total principal due at the end of that period. As of December 31, 2002 principal in the amount of $236,973 had been advanced by Itec and interest had been waived. The current Board of Directors decides on an annual basis whether to waive interest. Provision for doubtful accounts at June 30, 2003 is for this receivable in the amount of $186,605 without adequate collateral.


There were no payments or issuance of stock in connection with the acquisition/merger of Beechport Capital Corp and Itec.

Itec has a year to year contract with CESMET Laboratorio of Naples, Italy. CESMET is 50% owned by Mr. Andrea Videtta a director and Vice President of Itec. CESMET provides sales, administrative and governmental relations services for Itec and acts as our European agent. CESMET billings average $11,400 per month this covers all office expenses and personnel. Services provided to Itec include reception, telephone, fax and mailing address. Costs to Itec by areas are as follows: Personnel $7,150, Rent $750, Communications $500, Technical supplies & brochures $1,100, Value Added Tax $1,900. Of greatest value to Itec are CESMET's consulting services regarding Italian governmental policies and procedures. In addition to providing sales leads and follow-up with customers and industry groups. The contract is renewed on an annual basis from July 1- June 30.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding beneficial ownership of our common stock as of November 28, 2003 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o ITec Environmental Group, Inc., 693 Hi Tech Parkway Suite 3 Oakdale, CA 95361.

  Name and Address                     Amount and Nature of         Percentage
of Beneficial Owner                     Beneficial Owner            of Class
--------------------                   --------------------         ----------

Gary M. De Laurentiis                      3,354,803 (1)               5.7%
14699 Holman Mountain Road
Jamestown, California  95327

Andrea G. Videtta                            592,027                   1.0%
Vico Lungo Trinita degli Spagnoli 18a
80134 Napoli, Italy

Lisa Ann Marie Fitzpatrick                   465,639 (1)                 *%
12933 150th Court North
Jupiter, Florida  33478

John R. Murray                               100,000(3)                  *%
7 Maxson Ave.
Locust, NJ 07760

Michael E. Hofmann                         2,602,000 (4)               4.5%
13330 Valley Home Rd
Valley Home, Ca 95361

Cornell Capital Partners L.P.              6,333,333 (2)               9.8%
101 Hudson St., Suite 3606
Jersey City, NJ 07302

All Directors and Officers                 7,114,469                  12.3%
as a Group (5 persons)

----------------
* Less than 1%.

(1) Mr. De Laurentiis is the father of Ms. Fitzpatrick and disclaims beneficial ownership of all shares held by her. The shares beneficially owned by Mr. De Laurentiis includes 1,000,000 shares underlying options exercisable at $ 0.18 per share

(2) Represents shares issuable upon conversion of a convertible debenture issued in July 2003 in the principal amount of $190,000. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

(3) Includes 100,000 shares underlying options exercisable at $0.18 per share.

(4) Includes 500,000 shares underlying options exercisable at $0.18 per share.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.


Common Stock



Our Amended Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Itec, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.


Preferred Stock

Our Amended Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value per share. The Board of Directors, from time to time in its sole discretion, has the authority to fix the powers, rights, qualifications, limitations, and restrictions pertaining to the preferred stock without any restrictions or approval from our shareholders.

Convertible Debenture

Cornell Capital Partners received a 5% convertible debenture in the principal amount of $190,000 as a one-time commitment fee. The debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lowest closing bid price for the three days preceding the conversion date. The debenture is due in June 2006. The debenture can be redeemed by us for face value with a 30 day written notice to the holder.

Limitation Of Liability: Indemnification

Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at December 31, 2002 and 2001 appearing in this prospectus and registration statement have been audited by Henry Schiffer, CPA an Accountancy Corporation, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             CHANGES IN ACCOUNTANTS

There have been no disagreements between Itec and its independent accountants on any matter of accounting principles or practices or financial statement disclosure since Itec's inception.

As of February 5, 2002 Schumacher & Associates, Inc. Certified Public Accountants, ("Schumacher") ceased to be the independent auditors for the Company. Such firm's reports on the financial statements of Itec for the past two years did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals. The decision to change accountants was recommended by the Board of Directors of Itec (Itec not having an audit or similar committee) and was made solely because of the Board's decision to relocate the principal operations of Itec to California.

During Itec's two most recent fiscal years and through the date of termination there were no disagreements with Schumacher on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schumacher would have caused Schumacher to make reference to the subject matter of such disagreements in connection with its reports.

During Itec's two most recent fiscal years and subsequent thereto the Company was not advised by Schumacher of any matters required to be disclosed under this item.

On February 5, 2002 Itec engaged Henry Schiffer, C.P.A., Accounting Corporation ("Schiffer") to audit the financial statements of Itec for the years ended December 31, 2001 and 2002. At no time prior thereto had the Company consulted Schiffer regarding any accounting matters.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of ITec Environmental Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                         ITEC ENVIRONMENTAL GROUP, INC.


FINANCIAL STATEMENTS - December 31, 2002 and 2001


REPORT OF INDEPENDENT ACCOUNTANTS                                      F-2
FINANCIAL STATEMENTS
      BALANCE SHEET                                                    F-3
      STATEMENTS OF INCOME                                             F-5
      STATEMENT OF STOCKHOLDERS' EQUITY                                F-6
      STATEMENTS OF CASH FLOWS                                         F-7
      NOTES TO FINANCIAL STATEMENTS                                F-8 to F-19


FINANCIAL STATEMENTS - December 31, 2001 and 2000

REPORT OF INDEPENDENT ACCOUNTANTS                                      F-20
FINANCIAL STATEMENTS
      BALANCE SHEET                                                    F-21
      STATEMENTS OF INCOME                                             F-23
      STATEMENT OF STOCKHOLDERS' EQUITY                                F-24
      STATEMENTS OF CASH FLOWS                                         F-25
      NOTES TO FINANCIAL STATEMENTS                                F-26 to F-37


INTERIM (UNAUDITED) FINANCIAL STATEMENTS - SEPTEMBER 30, 2003

REPORT OF INDEPENDENT ACCOUNTANTS                                     F-38
FINANCIAL STATEMENTS
      BALANCE SHEET                                                   F-39
      STATEMENT OF INCOME AND COMPREHENSIVE INCOME                    F-41
      STATEMENT OF STOCKHOLDERS' EQUITY                               F-43
      STATEMENTS OF CASH FLOWS                                        F-44
      NOTES TO FINANCIAL STATEMENTS                               F-45 to F-55

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


The Shareholders
ITEC ENVIRONMENTAL GROUP,INC
(A Development-Stage Company)

I have audited the accompanying consolidated balance sheet of ITEC ENVIRONMENTAL GROUP, INC for the twelve months ending December 31, 2002 and 2001 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the period ended December 31, 2002 and 2001 in accordance with Statements on Auditing Standards issued by the American Institute of Certified Public Accountants. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards accepted in the U.S. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements for the twelve months ended December 31, 2002 and 2001 present fairly, the consolidated financial position of ITEC ENVIRONMENTAL GROUP, INC., a development stage company, and the results of its consolidated operations, stockholders' equity and cash flows for the years then ended in conformity with generally accepted accounting principles consistently applied.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the Notes to the consolidated financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises substantial doubt about its ability to continue as a going concern. Management plans to pursue financing arrangements and aggressive sales of equipment to remedy the capital and loss circumstances. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Henry Schiffer, CPA
-----------------------
Henry Schiffer, CPA
An Accountancy Corporation

Beverly Hills, California
March 28, 2003

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                           CONSOLIDATED BALANCE SHEETS


                                                     DECEMBER 31,   DECEMBER 31,
                                                        2002           2001
                                                     -----------    -----------
                ASSETS

Current Assets
        Cash and cash equivalents                    $              $     4,253
        Accounts Receivable (net)                         14,828         36,951
        Inventory                                        238,466
        Employee Advance                                   8,000              0
                                                     -----------    -----------
                Total current assets                     261,294         41,204
Fixed Assets
        Furniture and equipment net of
        Depreciation of $3,321-2001, 8,082 -2002         106,189         11,959
                                                     -----------    -----------
                Total fixed assets                       106,189         11,959
Other Assets
        License Fee                                       25,000         35,000
        Note Receivable-President                        236,973        236,973
        Allowance for doubtful notes                    (121,480)      (168,814)
        Deposits                                           5,158
        Prepaid Expenses                                  10,472
        Deferred Tax Asset                               645,745              0
        Other-(Misc.)                                     40,589          7,565
                                                     -----------    -----------
                Total other assets                       804,028        110,724
                                                     -----------    -----------
                Total Assets                         $ 1,209,943    $  163,887
                                                     ===========    ===========



See accompanying notes to financial statements.

                 ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                          A DEVELOPMENT STAGE COMPANY
                           CONSOLIDATED BALANCE SHEETS, Continued


                                                     DECEMBER 31,   DECEMBER 31,
                                                        2002           2001
                                                     -----------    -----------
                LIABILITIES & STOCKHOLDERS' (DEFICIT)

Current Liabilities
        Accounts Payable                             $   782,995    $   524,120
        Accrued Liabilities                              112,062         122,419
                                                     -----------    -----------
                Total Current Liabilities                895,057        646,539
Other Liabilities
        Note Payable G M A                             1,100,000      1,100,000
        Note Payable Italian Investors                   815,230        815,230
        Deferred Revenue                                 170,000        129,875
        Provision for Income Taxes                       605,964              0
        Other                                            145,058          -
                                                     -----------    -----------
                Total Other Liabilities                2,836,252      2,045,105
                                                     -----------    -----------
                Total Liabilities                      3,731,309      2,691,644
                                                     -----------    -----------

Stockholders' (Deficit)
        Preferred Stock, $0.001 par value,
          10,000,000 shares authorized                         0
        Common Stock, $0.001 par value
          750,000,000 shares authorized
          41,997,068 outstanding at 12/31/02             254,715        191,688
        Paid In Capital                                3,578,693      1,111,380
        (Deficit) accumulated during
          Development stage                           (6,354,774)    (3,830,824)
                                                     -----------    -----------
                Total Stockholders' Deficit           (2,521,366)    (2,527,755)
                                                     -----------    -----------
                Total Liabilities & Stockholders'
                   Deficit                           $ 1,209,943    $   163,887
                                                     ===========    ===========


See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                            AND COMPREHENSIVE INCOME

                                                       12 MONTHS ENDED
                                              --------------------------------
                                              DECEMBER 31,         DECEMBER 31,
                                                 2002                 2001
                                              -----------          -----------

Revenues                                      $    24,048          $         -
Interest Income                                     -
                                              -----------          -----------
        Total Income                               24,048                    0

Cost of Goods                                      16,706

Gross Profit                                        7,342

Operating Expenses
    Consulting Fees                               921,350            1,416,704
    Advertising                                     1,087                    0
    Auto expense                                       44                    0
    Payroll                                       498,324              268,867
    International Contract Expenses               118,346              192,387
    Professional Fees                             213,557               98,859
    Research and Development                       12,740               60,000
    Travel & Entertainment                         80,154               77,494
    Engineering                                   137,563               53,569
    Telephone                                      32,510               31,816
    Insurance                                      13,277               27,451
    Rent / Utilities                                5,286               21,939
    Depreciation & Amortization                    18,082               18,322
    Licenses and Permits                              503
    Other-(Misc.)                                  88,416               74,485
    Interest Expense                              237,001               74,982
    Debt Placement Cost                           192,834                    -
    Currency Conversion Net Loss
                                              -----------          -----------
        Total Operating Expenses                2,571,074            2,416,875

     Other Income & Expense
       Provision for Income Taxes                 (39,781)

         Total Net Income (Loss)              $(2,523,951)         $(2,416,875)
                                              ===========          ===========

Shares Outstanding                             41,997,068           12,692,000
EPS                                           $    (0.060)         $    (0.190)
Fully Diluted                                 $    (0.057)         $    (0.190)

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD ENDED DECEMBER 31, 2002

                                   ADDITIONAL
                                   NO. OF COMMON     STOCK      PAID-IN      ACCUMULATED
                                   STOCK SHARES      AMOUNT     CAPITAL        DEFICIT        TOTAL
                                   -------------------------------------------------------------------
Balance at December 31, 2000          6,651,987       1,000           -     $(1,413,949)   $(1,412,949)

Net Loss for the period ended
   December 31, 2001                                                         (2,416,875)    (2,416,875)

Common Stock issued reorganization
    May, 2001                         3,348,013     190,688                                    190,688

Common Stock issued for services
    December 31, 2001                 2,692,000                 1,111,380                    1,111,380

Balance at December 31, 2001         12,692,000     191,688     1,111,380    (3,830,824)    (2,527,756)

Net Loss for the period ended
   December 31, 2002                                                         (2,523,951)    (2,523,951,)

Common Stock issued for service
    December 31,  2002                6,200,000       6,200       993,768                      999,968

Common Stock issued for debt
    December 31, 2002                23,105,068      56,827     1,473,545                    1,530,372
                                   -------------------------------------------------------------------

Balance at December 31, 2002         41,997,068    $254,715    $3,578,693   $(6,354,775)   $(2,521,367)
                                   ===================================================================


See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF CASH FLOWS

                                                               12 MONTHS ENDED
                                                           --------------------------
                                                           DECEMBER 31,    DECEMBER 31,
                                                              2002            2001
                                                           -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (Loss)                                      $(2,523,951)    $(2,416,875)
        Adjustments to reconcile net income                                      -
        (loss) to net cash (used in)
        provided by operating activities:
        Increase in accounts payable, accrued
        expenses and other
         Increase/Decrease in Accounts Receivable               90,282         (90,109)
         Increase/Decrease in Inventory                       (221,434)
         Increase/Decrease in Prepaid Expenses                 (10,042)         65,504
         Increase/Decrease in Other Assets                     (23,665)         (7,565)
         Increase/Decrease in Deferred Tax                    (645,745)
         Increase/Decrease in Accounts Payable                 327,237         411,318
         Increase/Decrease in Accrued Liabilities               66,335         177,147
         Increase/Decrease in Deferred Revenue                  40,125         124,848
         Increase/Decrease in Provision for Income Taxes       605,964
                                                           -----------     -----------
    Net cash (used in) provided by operating activities     (2,294,894)     (1,735,732)
                                                           -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
         P P & E                                              (111,261)        (11,959)
         License Fee                                            10,000          (1,667)
         Deposits                                               (5,154)
         Notes Receivable                                     (133,283)

                                                           -----------     -----------
Net cash used in investing activities                        (239,698)         (13,626)
                                                           -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
        Issuance of common stock                                63,027
        Additional Paid In Capital                           2,467,312       1,097,780
        Note payable                                                           371,754
                                                           -----------     -----------
    Net cash (used in) provided by financing activities      2,530,339       1,469,534
                                                           -----------     -----------
    Net increase in cash                                                         -

    Net decrease in cash                                        (4,253)       (279,824)

    Cash, beginning of period                                    4,253         284,077
                                                           -----------     -----------

    Cash, end of period                                    $        0      $     4,253
                                                           ===========     ===========

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC AND SUBSIDIARYS
                          (A Development-Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

This summary of significant accounting policies of Itec Environmental Group, Inc. (f/k/a Beechport Capital Corp.) and Subsidiary is presented to assist in understanding the Company's financial statements and is stated in United States dollars. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

     (a) General
         -------

Beechport Capital Corp. ("Beechport") was organized as a Colorado corporation on January 24, 1989, in order to evaluate, structure and complete a merger with or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

ITEC Environmental Group, Inc. ("Itec") was incorporated under the laws of the State of Delaware on March 28, 2000. Itec was formed for the purpose of acquiring certain patented technology and the development of a worldwide market for its usage.

At a special September 27, 2002 meeting of the shareholders of Beechport Capital Corp., the Company authorized changing its name by merging into its wholly-owned subsidiary Itec Environmental Group, Inc. thus changing the domicile of the Company from Colorado to Delaware.

The Company's business plan is to attempt to build on the foundation of the patented technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy but is intending to market in the future in the United States and other countries. The Company has elected to use a stage development company since planned principal operations have not yet commenced.

The Company's subsidiary, ECO2 Environmental Systems, Inc. ("ECO2") was incorporated under the laws of the State of Delaware on April 10, 2000. The only activity to date was the registration of a trademark for ECO2.

     Unless the context indicates otherwise all references herein to the Company include Itec Environmental Group, Inc. its predecessor Beechport Capital Corp. and its wholly-owned subsidiary ECO2 Environmental Systems, Inc.

     (b)  Per Share Information
          ---------------------

Basic net earnings (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options or warrants.

     (c)  Furniture and Equipment
          -----------------------

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

     (d)  Revenue and Expense Recognition
          -------------------------------

As of December 31, 2002, the Company had revenue $24,000. The Company intends to recognize revenues from sales of equipment upon delivery as per SAB 101.

Amounts billed in advance of the period in which a service is rendered or a product is delivered are recorded as a liability under "Deferred Revenue". At December 31, 2002, deferred revenue totaled $170,000 for the sale of ECO2 systems not yet shipped.

Effective January 1, 2001, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company intends to contract with others for the manufacturing of the equipment. General and administrative expenses and the costs of advertising are expensed as incurred.


Effective January 1, 2001, the Company adopted SFAS No. 52, "Foreign Currency Translation". We have determined that there is no currency risk due to sales being based and paid in U. S. dollars.

     (e)  Concentrations
          --------------

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At December 31, 2002, the Company had no amounts of cash or cash equivalents in U.S. financial institutions in excess of amounts insured by agencies of the U.S. Government. At December 31, 2002 the Company had trade receivables of $51,000 from domestic customers. Future trade receivables are expected to be principally from customers in Italy. Since initial anticipated customers will be from one geographic location, a concentration of credit risk could exist due to potential changes in economic activity in that area. The Company does not require collateral for its trade accounts receivables.

     (f)  Cash Equivalents
          ----------------

The Company considers all short-term investments in securities that mature in 90 days or less to be cash equivalents.

     (g)  Allowance for Doubtful Accounts
          -------------------------------

An allowance for doubtful accounts is provided to reflect potential uncollectible receivables. Provision for doubtful accounts at December 31, 2002 is $186,605 of which $121,480 is for a note receivable from an officer stockholder without adequate collateral.


     (h) Use of Estimates in the Preparation of Financial Statements -----------------------------------------------------------The
preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  Geographic Area of Operations
          -----------------------------

The Company operates its business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (j)  Goodwill and Intangible Assets
          -----------------------------

Effective January 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and intangible assets with indefinite lives no longer be amortized but rather be reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. In assessing the recoverability of the Company's goodwill and intangibles, the Company must make assumptions regarding estimating the fair value of the respective assets. If these estimates or assumptions change in the future, the Company may need to record an impairment charge for these assets. An impairment charge would reduce operating income in the period it was determined that the charge was needed.


     (k) Deferred Tax Assets
         ---------------------

Effective February 2002, the Company adopted SFAS 109, "Accounting for Income Taxes". The deferred tax asset is provided for benefits of loss carry forwards. All benefits of loss carry forwards are allocated to continuing operations of the enterprise. For the year ended 12/31/01 no deferred tax asset was recorded due to the Company being in development stage and the Company believed that the asset would not be realized.

     (l) Development Stage Company
         ------------------------


The Company adopted SFAS No. 7 "Accounting and Reporting by Development Stage Enterprises". This Statement specifies the guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting for such an enterprise. This Statement requires development stage companies to do their accounting and to prepare their financial statements using the same accounting principles as established operating companies.

     (m) Future Impact of Recently Issued Standards
         ------------------------------------------


In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that we record the fair value of an asset retirement obligation as a liability in the period in which we incur a legal obligation associated with the retirement of tangible long lived assets that resulted from the acquisition, construction, development, and/or normal use of the assets. We would also record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our adoption of SFAS No. 143 effective October 1, 2002 did not have a significant impact on our financial statements. However, in the event that we make alterations to certain leased facilities in the future, our landlord may be entitled to require us to restore the property upon termination of the related lease at our expense. As such, any significant alterations might have a material impact on our consolidated financial statements.

      In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Goodwill and other intangible assets acquired in business combinations completed before July 1, 2001 are amortized until the adoption of SFAS No. 142, after which only intangible assets with definite useful lives will continue to be amortized. Our adoption of SFAS No. 142 effective on October 1, 2002 did not result in a transitional impairment charge, change of useful lives or residual values of intangible assets acquired, or the reclassification of existing intangible assets to conform with new classification criteria in SFAS No. 141. We will perform an annual goodwill impairment test during the fourth quarter of each fiscal year. There can be no assurance that at the time the test is completed an impairment charge may not be recorded.

         ------------------------------------------

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes both SFAS Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of APB No. 30 on how to present discontinued operations in the statement of operations but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121 an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets. We adopted the provisions of SFAS No. 144 effective October 1, 2002. The adoption of SFAS No. 144 did not have a significant impact on our Consolidated Financial Statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 revises the accounting for specified employee and contract terminations that are part of restructuring activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. Companies will be able to record a liability for a cost associated with an exit or disposal activity only when the liability is incurred and can be measured at fair value. Commitment to an exit plan or a plan of disposal expresses only management's intended future actions and therefore does not meet the requirement for recognizing a liability and related expense. SFAS No. 146 only applies to termination benefits offered for a specific termination event or a specified period. It will not affect accounting for the costs to terminate a capital lease. We are required to adopt SFAS No. 146 for exit or disposal activities initiated after December 31, 2002. We are evaluating this new standard but expect that the effects of adoption, if any, would relate solely to exit or disposal activities undertaken in the future.

      In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our Financial Statements.

         ------------------------------------------

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock Based Compensation and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002. We do not believe that adoption of SFAS No. 148 will have a material effect on our financial condition or results of operations. We will continue to apply the intrinsic value method of accounting prescribed by APB No. 25, Accounting for Stock Issued to Employees.

      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003 the provisions of FIN 46 must be applied for the first interim period beginning after June 15, 2003. The application of FIN 46 is not expected to have a material effect on the Company's condensed consolidated financial statements. The Company does not have any variable interest entities, therefore this Interpretation is not expected to have an impact on its consolidated financial statements.


NOTE 2 -  BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management is attempting to raise additional equity.

In view of these matters, continuing, as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination. Management believes that actions planned and presently being taken to raise additional capital will provide the opportunity for the Company to continue as a going concern.

NOTE 3 - COMMON STOCK

The Articles of Incorporation of Itec authorize a maximum of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. Each share of common stock is entitled to one voting right, the right to share in earnings, and the right to share in assets upon liquidation. At December 31, 2002, 41,997,068 shares of common stock were issued and outstanding.

On April 1, 2000, Itec entered into stock subscription agreements for the issuance of 1,000 shares at $1.00 per share.

On July 3, 2000 Itec's Board of Directors approved the Company entering into loan/investment agreements with various Italian investors not to exceed $875,000. The Board also authorized the payment of a 10% commission on the funds raised by the loan/investment agreements. The term of the loans as agreed to by the Board would be three years. Interest would be payable monthly with the total principal due in three years. The investors would have the right to participate in future issuances of common stock on a pro rata basis, except that this provision shall not apply prior to a business combination transaction in which the common stock of Itec would become publicly traded, or if Itec were to consummate an initial public offering.

On July 15, 2000, the Board also authorized the issuance of up to 15% of Itec's common stock to the various Italian investors. In lieu of Itec's entering into loan/investment agreements described above, a revised agreement between Itec's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of Itec common stock. Funds thus generated (approximately $815,230 at March 31, 2002) were to be repaid when Itec became a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, Itec's President personally issued shares of Itec's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to Itec's President. Due to the substance of the transaction over its form, the transactions have been shown as Itec transactions with the cash balances and advances payable recorded on the financial statements. Itec's President has represented that the funds received are assets of Itec and Itec has assumed the related obligations.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock.

This transaction is a recapitalization of ITEC, with no revaluation of assets and liabilities. Beechport was a shell corporation and therefore the acquisition was not recorded as a purchase transaction.

On May 28, 2001, the Company adopted the Beechport Capital Corp. 2001 Stock Plan, which covers the issuance of up to 1,000,000 shares of common stock, either directly or pursuant to options, to eligible employees, directors, officers, consultants and advisors of the Company. The purpose of the plan is to promote the best interest of the remuneration to selected eligible participants. On June 7, 2001, the Company filed a registration statement on Form S-8 (File No. 333-62520) to register the shares covered under the Plan.

In June and September of 2001 the Board authorized the issuance of up to 2,100,000 shares under S-8 filings for services performed for the Company. 1,992,000 shares were issued in early July. The Company's stock was trading in the range of $0.50 to $0.90 with a five-day average of $0.72 per share. The discount allowed was set at 25% resulting in a valuation of $0.54 per share. One hundred thousand shares were issued in late September 2001. The Company's stock was trading in the range of $0.28 to $0.43 with a five-day average of $0.36 pr share. The discount allowed was set at 25% resulting in a valuation of $0.27 per share.

In December 2001 the Company agreed to issue up to 5,000,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 5,016,508 shares of common stock had been issued with the Company receiving net proceeds of $1,194,000 or $.24 per share. In July 2002 the Company agreed to issue up to 7,500,000 shares of common stock in an offering to be conducted outside the United States. As of December 31, 2002 an aggregate of 7,033,242 shares of common stock had been issued and the Company had received net proceeds of $327,000 or $.05 per share. As of December 31, 2002 the bid price for the Company's common stock was approximately $.06 per share.


NOTE 4 - NOTES PAYABLE

Itec entered into an agreement with Glenwood Marketing Associates, Inc., (GMA) effective April 25, 2000 whereby GMA agreed to lend $1,100,000 to Itec. From the $1,100,000 loan Itec agreed to pay $200,000 of capital formation fees to GMA. These fees were expensed in the year incurred.

The loan bears interest at 10% per annum payable in monthly interest only payments for the 36-month term of the loan. Itec agreed to amend its articles of incorporation so as to allow the issuance of a preemptive and preferential right to purchase shares pursuant to Board of Director approval. The Company agreed to promulgate a Board resolution to convey to GMA 20% of the Company's issued and outstanding common stock and further that Board shall vest GMA with preferential rights to acquire additional shares, at no cost to GMA, when additional shares are issued, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock. GMA's interest shall be non-diluted, except that this provision shall not apply if the Company's common stock becomes publicly traded.

The Company agreed, pursuant to this agreement, to pay GMA a $20,000 per month consulting fee for 24 months, to allow GMA to appoint one member of the Company's Board and to grant GMA a first right of refusal on leasing of all machines built by the manufacturer of the equipment related to the license agreement.

According to the terms of the agreement, the Company will become publicly traded within twelve months of the loan agreement at which time all the officers and directors of the Company will agree to a two year lock up of their Company stock, GMA agreed to convert the debt to preferred stock upon Itec becoming a public company. The preferred stock will contain provisions for redemption suitable to both parties. The Company also agreed that at least two of the Company's Board members would approve verbally any Company expenditure of more than $5,000.

The Company has also conveyed a covenant, so long as GMA acts in accordance with the terms of the agreement, to hold GMA harmless from any and all claims that may accrue and to indemnify and hold GMA harmless from any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by GMA with the conduct of its own business with the Company.


NOTE 5 - LEASES

Effective April 2001 the Company entered into a lease agreement for office facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $900 for 36 months. Future minimum rentals under this operating sub-lease are as follows:

                    Year Ending December 31,
                            2003                             10,800
                            2004                              3,600
                                                       ------------
                            Total                      $     17,100
                                                       ============


NOTE 6 - TECHNOLOGY LICENSE

Effective June 30, 2000, the Company entered into a five-year patent license agreement with Honeywell International, Inc. (Honeywell) whereby the Company obtained a non-exclusive, nontransferable worldwide license to practice the methods and to make, use, and sell, the products and/or covered by the proprietary rights limited to the field of use of separating and recovering motor oil from high density polyethylene plastic. Under the terms of the agreement the Company agreed to pay a $50,000 non-refundable initial license fee and an additional minimum annual royalty commencing upon delivery of the first equipment to an Itec customer, of the greater of $50,000 or 5% of the gross sales of all products sold and services sold in the United States and 3% of the products or services sold in countries other than the United States. The initial license fee of $50,000 is not creditable toward the minimum annual royalty and was payable in three equal installments. The first was due upon the execution of the contract, the second on December 1, 2001 and the third on April 1, 2001. At March 31, 2002, $33,333 was accrued as a liability.

On April 25, 2001, Honeywell revised the payment schedule to reflect the updated delivery schedule so that the previous December 1, 2001 payment is now due May 30, 2002 and the final payment due December 31, 2003. As of March 31, 2002, the $16,667 paid and the additional $33,333 accrued have been accounted for as prepaid expenses based upon the revised agreement whereby these amounts apply only upon shipment of the first equipment systems. The amounts are not refundable and will be expensed upon shipment. This agreement shall automatically renew for additional one-year periods after the end of the initial five-year term unless written notice is given by either party of its intent to terminate the agreement. Honeywell may terminate this agreement in the event of bankruptcy or insolvency of the Company, an assignment for the benefit of creditors of the Company, the nationalization of the industry which encompasses any products or services, any suspension of payments under the terms of the agreement by government regulation, the Company's failure to commence manufacture of the agreement, a substantial change in ownership of the Company (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of the Company, or the existence of a state of war between the United States and any country where the Company has a license to manufacture products of services. In addition, if either party to the agreement defaults for any reason in any of the obligations under the terms of the agreement, the other party will have the right to terminate the agreement by giving at least 60 days written notice.


There are no rights to sub-license granted under the terms of this agreement. The Company has agreed to invest in the commercial development of the technology and market for the product by committing resources at minimum in accordance with various requirements as set forth in the commercialization plan provided by the Company for consideration to Honeywell when the Company applied for the license. The terms of the agreement require the Company to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary rights and related technical data to foreign countries and failure to conform to such laws, regulations, rules and decrees may result in criminal liability.

The $50,000 license fee is recorded as an intangible asset and is being amortized over the five-year initial term of the license agreement on a straight-line basis. Management's policy with respect to long-lived assets, including intangible assets, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of December 31, 2002, management believes that there is no impairment in the carrying value of any of its long-lived assets.

NOTE 8 -  RECEIVABLE RELATED PARTY

On July 5, 2000 the Company's Board of Directors approved and authorized the Company to make a loan of $250,000 to the Company's President. The loan, according to the minutes of the Board meeting, is interest only for ten years with the total principal due at the end of ten years. Interest of $9,479 and $18,958 has been waived in the years ended December 31, 2001 and 2002 respectively by the board of directors. As of December 31, 2002, $236,973 was advanced on the loan.


NOTE 9 - AGREEMENT

The Company has entered into an agreement with Cesmet Laboratories SRL, an Italian company for a cooperative effort in development of the General Plastic Development Program (GPDP) and the oversight of Itec's Italian operations. The fees for this agreement are on a time and expense basis billed monthly. A director of the Company is a 50% owner of Cesmet Laboratories, SRL.


NOTE 10 - SUBSIDIARY

On April 11, 2001, Itec formed a wholly owned subsidiary and incorporated it as a Delaware corporation known as EC02 Environmental Systems. The only activity to date was the registration of a trademark for EC02.


NOTE 11 - SUBSEQUENT EVENTS

In early 2003 the Company filed a lawsuit against Fedegari Autoklavi A.G. for fraud, breach of contract and unfair business practices. This legal proceeding was filed in California Superior Court for Stanislaus County.

In January 2003 Itec leased a 6,900 square ft. industrial building to set up the ECO2 cleaning system. This location will serve as both a testing and demonstration site. Itec moved its corporate office to this location in February 2003.

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



To The Board of Directors and Stockholders
Beechport Capital Corp. and Subsidiary


I have audited the accompanying consolidated balance sheet of Beechport Capital Corp. and Subsidiary (a Development-Stage Company) at December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period ended December 31, 2001 and 2000 in accordance with Statements on Auditing Standards for Accounting issued by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements for the twelve months ended December 31, 2001 and 2000 present fairly, in all material aspects, the financial position of Beechport Capital Corp. and Subsidiary (a Development Stage Company) at the date listed above, and the results of its operations, stockholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles consistently applied.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the Notes to the consolidated financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises substantial doubt about its ability to continue as a going concern. Management plans to pursue financing arrangements and aggressive sales of equipment to remedy the capital and loss circumstances. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Henry Schiffer, C.P.A.
--------------------------
Henry Schiffer, C. P. A.
Beverly Hills, California
November 26, 2003

                  BEECHPORT CAPITAL CORPORATION AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                           CONSOLIDATED BALANCE SHEETS



                                                   DECEMBER 31,    DECEMBER 31,
                                                        2001           2000
                                                   ------------    -----------
                              ASSETS
Current Assets
       Cash and cash equivalents                   $     4,253     $   284,077
       Accounts Receivable                               36,951         15,000
                                                   ------------    -----------
               Total current assets                      41,204        299,077

Fixed Assets
       Furniture and equipment net of
         Depreciation of $3,321                          11,959            -
                                                   ------------    -----------

               Total fixed assets                        11,959              0

Other Assets
       License Fee                                       35,000         33,333
       Note Receivable-President, net
        of Doubtful Allowance                            68,159              0
       Other-(Misc.)                                      7,565         65,504
                                                   ------------    -----------

               Total other assets                       110,724         98,837
                                                   ------------    -----------
               Total Assets                        $    163,887    $   397,914
                                                   ============    ===========

See accompanying notes to consolidated financial statements.

                  BEECHPORT CAPITAL CORPORATION AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                           CONSOLIDATED BALANCE SHEETS, Continued



                                                   DECEMBER 31,    DECEMBER 31,
                                                        2001           2000
                                                   ------------    -----------
         LIABILITIES & STOCKHOLDERS' (DEFICIT)

Current Liabilities
       Accounts Payable                            $   524,120     $    44,440
       Accrued Liabilities                             122,419          13,633
                                                   ------------    -----------
               Total Current Liabilities               646,539          58,073

Other Liabilities
       Note Payable G M A                            1,100,000       1,100,000
       Note Payable Italian Investors                  815,230         443,476
       Deferred Revenue                                129,875           5,027
       Other                                              -
                                                   ------------    -----------

               Total Other Liabilities               2,045,105       1,548,503
                                                   ------------    -----------

               Total Liabilities                     2,691,644       1,606,576
                                                   ------------    -----------

Stockholders' (Deficit)
       Preferred Stock, no par value,                                        0
         10,000,000 shares authorized
         none issued and outstanding
       Common Stock, no par value                      191,688         191,688
         750,000,000 shares authorized
         12,692,000 shares issued and
         outstanding at 12/31/01
       Paid In Capital                               1,111,380          13,600
       (Deficit) accumulated during
         Development stage                          (3,830,824)     (1,413,949)
                                                   ------------    -----------

               Total Stockholders' Deficit          (2,527,756)     (1,208,661)
                                                   ------------    -----------
               Total Liabilities &
                   Stockholders' Deficit           $   163,887     $   397,914
                                                   ============    ===========

See accompanying notes to consolidated financial statements.

                  BEECHPORT CAPITAL CORPORATION AND SUBSIDIARY
                          A DEVELOPMENT STAGE COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                            AND COMPREHENSIVE INCOME


                                                          12 Months Ended
                                                   ----------------------------
                                                   DECEMBER 31,    DECEMBER 31,
                                                        2001           2000
                                                   ------------    -----------
Revenues                                           $         -     $         -

Operating Expenses
    Consulting Fees                                  1,416,704         120,000
    Payroll                                            268,867         281,648
    International Contract Expenses                    192,387                -
    Professional Fees                                   98,859          61,917
    Research and Development                            60,000          39,000
    Travel                                              77,494                -
    Engineering                                         53,569         220,560
    Telephone                                           31,816               -
    Insurance                                           27,451               -
    Rent                                                21,939          10,153
    Other-(Misc.)                                       68,531          67,916
   Depreciation & Amortization                          18,322
    Interest Expense                                    74,982          39,552
    Debt Placement Cost                                      -         200,000
   Allowance for Doubtful Accounts                                     168,815
    Currency Conversion Net Loss                         5,954               -
                                                   ------------    -----------
        Total Operating Expenses                     2,416,875       1,209,561
                                                   ------------    -----------

    Other Income & Expense
       Provision for Income Taxes                                          100

         Total Net Income (Loss)                   ($2,416,875)    ($1,209,661)
                                                   ===========     ===========


 Shares Outstanding                                 12,692,000       6,651,987
 EPS                                                    (0.190)         (0.182)
 EPS - Fully Diluted                                    (0.190)         (0.182)

See accompanying notes to consolidated financial statements.


                            BEECHPORT CAPITAL CORPORATION AND SUBSIDIARY
                                     A DEVELOPMENT STAGE COMPANY
                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD ENDED DECEMBER 31, 2001


                                                                    Additional
                                        No. of Common     Stock       Paid-In       Accumulated
                                        Stock Shares     Amount       Capital        Deficit            Total
                                        -------------------------------------------------------------------------


Balance at December 31, 2000              6,651,987    $  1,000     $      -        $(1,413,949)     $(1,412,949)
                                        =========================================================================

Reorganization and Recapitalization       3,348,013     190,688         13,600         (204,288)               0

Common stock issued for services
    July 31, 2001                         2,592,000           0      1,072,140           -             1,072,140
Common stock issued for services
   September, 2001                          100,000           -         25,640           -                25,640
Net Loss for the period ended
   December 31, 2001                                                                 (2,212,587)      (2,212,587)

Balance at December 31, 2001             12,692,000    $191,688     $1,111,380      $(3,830,824)     $(2,527,756)
                                        =========================================================================




See accompanying notes to consolidated financial statements.

                      BEECHPORT CAPITAL CORP AND SUBSIDIARY
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF CASH FLOWS

                                                           12 Months Ended
                                                     ---------------------------
                                                     December 31,   December 31,
                                                         2001          2000
                                                     ------------   ------------

Cash Flows From Operating Activities
   Net Income (Loss)                                 ($2,416,875)   ($1,209,661)
       Adjustments to reconcile net income                  --
       (loss) to net cash (used in)
       provided by operating activities:
        Increase/Decrease in Accounts Receivable         (90,109)       (15,000)
        Increase/Decrease in Prepaid Expenses             65,504        (65,504)
        Increase/Decrease in Accounts Payable            411,318         44,440
        Increase/Decrease in Accrued Liabilities         177,147         13,633
        Increase/Decrease in Other Assets                 (7,565)             0
        Increase/Decrease in Deferred Revenue            124,848          5,027
                                                     ------------   ------------
   Net cash (used in) provided by operating
      activities                                      (1,735,732)    (1,227,065)
                                                     ------------   ------------
Cash Flows From Investing Activities
      PP&E                                               (11,959)
      License Fee                                         (1,667)
                                                     ------------   ------------

   Net cash used in investing activities                 (13,626)             0
                                                     ------------   ------------

Cash Flows From Financing Activities
       Proceeds from notes payable                     1,339,188
       Issuance of common stock                          191,688
       Capital raised                                  1,097,780         13,600
       Note payable                                      371,754       (372,594)
                                                     ------------   ------------

   Net cash (used in) provided by
     financing activities                              1,469,534      1,171,882
                                                     ------------   ------------
   Net increase in cash

   Net decrease in cash                                 (279,824)       (55,183)

   Cash, beginning of period                         $   284,077    $   339,261
                                                     ===========    ===========

   Cash, end of period                               $     4,253    $   284,077
                                                     ===========    ===========

   Interest paid                                     $      --         -$39,552
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

                     BEECHPORT CAPITAL CORP. AND SUBSIDIARY
                          (a Development-Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

Note 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     (a)  General
          -------

Beechport Capital Corp. (the "Company") was organized as a Colorado corporation on January 24, 1989, in order to evaluate, structure and complete a merger with or acquisition of, prospects consisting of private companies, partnerships of sole proprietorships.

ITEC Environmental Group, Inc. ("Itec" or the "Company") was incorporated under the laws of the State of Delaware on March 28, 2000. Itec was formed for the purpose of acquiring certain patented technology and the development of a worldwide market for its usage.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Beechport's common stock (10,000,000 shares were outstanding upon completion of the transaction), and Beechport holding 100% of the issued and outstanding shares of Itec's common stock.

The Company's business plan is to attempt to build on the foundation of the patented technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy but is intending to market in the future in the United States and other countries.

The Company's business plan is to attempt to build on the foundation of the patented technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy but is intending to market in the future in the United States and other countries. The Company has elected to use a stage development company since planned principal operations have not yet commenced.

The Company's subsidiary, ECO2 Environmental Systems, Inc. ("ECO2") was incorporated under the laws of the State of Delaware on April 10, 2000. The only activity to date has been the registration of a trademark for ECO2.

Unless the context indicates otherwise all references herein to the Company include Beechport Capital Corp and its wholly-owned subsidiary ECO2 Environmental Systems, Inc.

    (b)  Basis of Presentation
         ---------------------

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.

     (c)  Per Share Information
          ---------------------

Basic net earnings (loss) per common share is computed by dividing net earnings(loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options or warrants.

     (d)  Furniture and Equipment
          -----------------------

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

     (e)  Revenue and Expense Recognition
          -------------------------------

As of December 31, 2001, the Company had no earned revenue. The Company intends to recognize revenues from sales of equipment upon delivery as per SAB 101.

Amounts billed in advance of the period in which a service is rendered or a product is delivered are recorded as a liability under "Deferred Revenue". At December 31, 2001, deferred revenue totaled $129,875 for the sale of ECO2 systems not yet shipped.

Itec's primary revenue source, the ECO2TM Environmental System, is a new cost-effective, environmentally sensitive technology for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. Itec will also provide additional services to purchasers of the ECO2TM Environmental System in exchange for recurring fees. These services will include: extended warranty upgrades, technical support and trouble-shooting, training for operators, consulting for material feedstock and product sales, and software upgrades that will allow the ECO2TM Environmental System to clean other contaminated plastic materials. It is intended that this recurring revenue or royalty fees will average 9% of annual gross revenue of our customers for a period of five years. Our revenue should be in the range of $28,000 - $35,000 per system per year. We also intend to require purchasers of the ECO2TM Environmental System to enter into five year maintenance agreements providing for fees of $25,000 per year, payable in equal monthly installments, for telephonic monitoring of the ECO2TM System and software upgrades.

Effective January 1, 2001, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company intends to contract with others for the manufacturing of the equipment. General and administrative expenses and the costs of advertising are expensed as incurred.

Effective January 1, 2001, the Company adopted SFAS No. 52, "Foreign Currency Translation". We have determined that there is no currency risk due to sales being based and paid in U. S. dollars.

     (f)  Concentrations
          --------------

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At December 31, 2001, the Company had no amounts of cash or cash equivalents in U.S, financial institutions in excess of amounts insured by agencies of the U.S. Government. At December 31, 2000, approximately $200,000 of the cash was deposited in foreign bank accounts not covered by F.D.I.C. insurance. See note 3. At December 31, 2001 the Company had no trade receivables. Initial trade receivables are expected to be principally from customers in Italy. Since initial anticipated customers will be from one geographic location, a concentration of credit risk could exist due to potential changes in economic activity in that area. The Company does not require collateral for its trade accounts receivables.

     (g)  Cash Equivalents
          ----------------

The Company considers all short-term investments in securities that mature in 90 days or less to be cash equivalents.

     (h)  Allowance for Doubtful Accounts
          -------------------------------

Based on collection experience of the Company, no allowance for doubtful accounts has been provided. Historically the Company has never had any material amounts of uncollectible accounts. Provision for the year 2000 in the amount of $186,605 is for a receivable from an officer stockholder without adequate collateral.

     (i)  Use of Estimates in the Preparation of Financial Statements
          -----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (j)  Geographic Area of Operations
          -----------------------------

The Company operates its business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (k)  Goodwill and Intangible Assets
          -------------------------------

Effective January 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and intangible assets with indefinite lives no longer be amortized but rather be reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. In assessing the recoverability of the Company's goodwill and intangibles, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or assumptions change in the future, the Company may need to record an impairment charge for these assets. An impairment charge would reduce operating income in the period it was determined that the charge was needed.

     (l) Development Stage Company
         -------------------------

Effective January 1, 2001, the Company adopted SFAS No. 7 "Accounting and Reporting by Development Stage Enterprises". This Statement specifies the guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting for such an enterprise. This Statement requires development stage companies to do their accounting and to prepare their financial statements using the same accounting principles as established operating companies.

     (m) Future Impact of Recently Issued Standards
         ------------------------------------------

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that we record the fair value of an asset retirement obligation as a liability in the period in which we incur a legal obligation associated with the retirement of tangible long lived assets that resulted from the acquisition, construction, development, and/or normal use of the assets. We would also record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our adoption of SFAS No. 143 did not have a significant impact on our financial statements. However, in the event that we make alterations to certain leased facilities in the future, our landlord may be entitled to require us to restore the property upon termination of the related lease at our expense. As such, any significant alterations might have a material impact on our consolidated financial statements.

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Goodwill and other intangible assets acquired in business combinations completed before July 1, 2001 are amortized until the adoption of SFAS No. 142, after which only intangible assets with definite useful lives will continue to be amortized. Our adoption of SFAS No. 14, as we do not have any intangible assets did not result in a transitional impairment charge, change of useful lives or residual values of intangible assets acquired, or the reclassification of existing intangible assets to conform with new classification criteria in SFAS No. 141. In the future, should the Company have intangible assets, we will perform an annual goodwill impairment test during the fourth quarter of each fiscal year. There can be no assurance that at the time the test is completed an impairment charge may not be recorded.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes both SFAS Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of APB No. 30 on how to present discontinued operations in the statement of operations but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121 an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets. We adopted the provisions of SFAS No. 144 effective December 1, 2001. The adoption of SFAS No. 144 did not have a significant impact on our Consolidated Financial Statements.

Note 2 -  BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management is attempting to raise additional equity.

In view of these matters, continuing as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination. Management believes that actions planned and presently being taken to raise additional capital provides the opportunity for the Company to continue as a going concern. See Note 12 for Subsequent Event.


Note 3 - COMMON STOCK

The Articles of Incorporation of ITEC authorize of a maximum of 1,000 shares of no par value common stock. At December 31, 2001, 1,000 shares of common stock were issued and outstanding.

On April 1, 2000, Itec entered into stock subscription agreements for the issuance of 1,000 shares at $1.00 per share.

On July 3, 2000 the Company's Board of Directors approved the Company entering into loan/investment agreements with various Italian investors not to exceed $875,000. The Board also authorized the payment of a 10% commission on the funds raised by the loan/investment agreements. The term of the loans as agreed to by the Board would be three years. Interest would be payable monthly with the total principal due in three years. The investors would have the right to participate in future issuances of common stock on a pro rata basis, except that this provision shall not apply prior to a business combination transaction in which the common stock of Itec would become publicly traded, or if Itec consummates an initial public offering.

On July 15, 2000, the Board also authorized the issuance of up to 15% of ITEC's common stock to the various Italian investors. In lieu of ITEC's entering into loan/investment agreements described above, a revised agreement between ITEC's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of ITEC common stock. Funds thus generated (approximately $443,500 at December 31, 2000 and $815,230 at December 31, 2001 are to be repaid when ITEC becomes a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, ITEC's President personally issued shares of the Company's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to ITEC's President. Due to the substance of the transactions with the cash balances and advances payable recorded on the financial statements. ITEC's President has represented that the funds received are assets of ITEC and ITEC has assumed the related obligations.

On May 4, 2001 the Company entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of the Company's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of ITEC's common stock.

This transaction is a recapitalization of ITEC, with no revaluation of assets and liabilities. Beechport was a shell corporation and therefore the acquisition was not recorded as a purchase transaction.

On May 28, 2001, the Company adopted the Beechport Capital Corp. 2001 Stock Plan, which covers the issuance of up to 1,000,000 shares of common stock, either directly or pursuant to options, to eligible employees, directors, officers, consultants and advisors of the Company. The purpose of the plan is to promote the best interest of the remuneration to selected eligible participants. On June 7, 2001, the Company filed a registration statement on Form S-8 (File No. 333-62520) to register the shares covered under the Plan.

In June and September of 2001 the Board authorized the issuance of up to 2,100,000 shares under S-8 filings for services performed for the Company. 1,992,000 shares were issued in early July. The Company's stock was trading in the range of $0.50 to $0.90 with a five-day average closing price of $0.72 pr share. The discount allowed was set at 25% resulting in a valuation of $0.54 per share. One hundred thousand shares were issued in late September 2001. The Company's stock was trading in the range of $0.28 to $0.43 with a five-day average closing price of $0.36 pr share. The discount allowed was set at 25% resulting in a valuation of $0.27 per share.

On July 15, 2000, the Board also authorized the issuance of up to 15% of the Company's common stock to the various Italian investors.

In lieu of the Company entering into loan/investment agreements described above, a revised agreement between the Company's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of ITEC common stock. Funds thus generated (approximately $443,500) are to be repaid when ITEC becomes a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, the Company's President personally issued shares of the Company's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in the Company's President's name and the advances were to the Company's President. Due to the substance of the transaction over its form, the transactions have been shown as ITEC transactions with cash balances and advances payable recorded on the Company's financial statements. ITEC's President has represented that the funds received are assets of ITEC and ITEC has assumed the related obligations.

Note 4 - NOTES PAYABLE

The Company entered into an agreement with Glenwood Marketing Associates, Inc.,
(GMA) effective April 25, 2000 whereby GMA agreed to lend $1,100,000 to the Company. From the $1,100,000 loan the Company agreed to pay $200,000 of capital formation fees to GMA. These fees were expensed in the year incurred.

The loan bears interest at 10% per annum payable in monthly interest only payments for the 36-month term of the loan. The Company agreed to amend its articles of incorporation so as to allow the issuance of a preemptive and preferential right to purchase shares pursuant to Board of Director approval. The Company agreed to promulgate a Board resolution to convey to GMA 20% of the Company's issued and outstanding common stock and further that Board shall vest GMA with preferential rights to acquire additional shares, at no cost to GMA, when additional shares are issued, so as to maintain GMA's stock ownership position at 20% of the issued and outstanding common stock. GMA's interest shall be non-diluted, except that this provision shall not apply if the Company's common stock becomes publicly traded.

The Company agreed, pursuant to this agreement, to pay GMA a $20,000 per month consulting fee for 24 months, to allow GMA to appoint one member of the Company's Board and to grant GMA a first right of refusal on leasing of all machines built by the manufacturer of the equipment related to the license agreement.

According to the terms of the agreement, the Company will become publicly traded within twelve months of the loan agreement at which time all the officers and directors of the Company will agree to a two year lock up of their Company stock, GMA agreed to convert the debt to preferred stock upon ITEC becoming a public company. The preferred stock will contain provisions for redemption suitable to both parties. The Company also agreed that at least two of the Company's Board members would approve verbally any Company expenditure of more than $5,000.

The Company has also conveyed a covenant, so long as GMA acts in accordance with the terms of the agreement, to hold GMA harmless from any and all claims that may accrue and to indemnify and hold GMA harmless from any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by GMA with the conduct of its own business with the Company.


Note 5 - LEASES

Effective November 1, 2000 the Company entered into a sub-lease agreement for office facilities in Ohio. The Company is no longer using this office facility. Under the terms of the sub-lease, the Company agreed to pay monthly sub-lease payments of approximately $2,300 for the first 22 months and approximately $2,430 per month for the remaining 24 months of the sub-lease term.

Effective April 2001 the Company entered into a lease agreement for office facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $900 for 36 months. Future minimum rentals under this operating sub-lease are as follows:

                    Year Ending December 31,


                            2002                       $     10,800
                            2003                             10,800
                            2004                              3,600
                                                       ------------
                            Total                      $     25,200
                                                       ============

Note 6 - TECHNOLOGY LICENSE

Effective June 30, 2000, the Company entered into a five-year patent license agreement with Honeywell International, Inc.(Honeywell) whereby the Company obtained a non-exclusive, nontransferable worldwide license to practice the methods and to make, use, and sell, the products and/or covered by the proprietary rights limited to the field of use of separating and recovering motor oil from high density polyethylene plastic. Under the terms of the agreement the Company agreed to pay a $50,000 non-refundable initial license fee and an additional minimum annual royalty commencing upon delivery of the first equipment to an ITEC customer, of the greater of $50,000 or 5% of the gross sales of all products sold and services sold in the United States and 3% of the products or services sold in countries other than the United States. The initial license fee of $50,000 is not creditable toward the minimum annual royalty and was payable in three equal installments. The first was due upon the execution of the contract, the second on December 1, 2001 and the third on April 1, 2001. At December 31, 2001 $33,333 was accrued as a liability. On April 25, 2001, Honeywell revised the payment schedule to reflect the updated delivery schedule so that the previous December 1, 2001 payment is now due May 30, 2002 and the final payment due December 31, 2003. As of June 31, 2001, the $16,667 paid and the additional $33,333 accrued have been accounted for as prepaid expenses based upon the revised agreement whereby these amounts apply only upon shipment of the first equipment systems. The amounts are not refundable and will be expensed upon shipment.

This agreement shall automatically renew for additional one-year periods after the end of the initial five-year term unless written notice is given by either party of its intent to terminate the agreement. Honeywell may terminate this agreement in the event of bankruptcy or insolvency of the Company, an assignment for the benefit of creditors of the Company, the nationalization of the industry which encompasses any products or services, any suspension of payments under the terms of the agreement by government regulation, the Company's failure to commence manufacture of the agreement, a substantial change in ownership of the Company (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of the Company, or the existence of a state of war between the United States and any country where the Company has a license to manufacture products of services. In addition, if either party to the agreement defaults for any reason in any of the obligations under the terms of the agreement, the other party will have the right to terminate the agreement by giving at least 60 days written notice.

There are no rights to sub-license granted under the terms of this agreement. The Company has agreed to invest in the commercial development of the technology and market for the product by committing resources at minimum in accordance with various requirements as set forth in the commercialization plan provided by the Company for consideration to Honeywell when the Company applied for the license.

The terms of the agreement require the Company to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary rights and related technical data to foreign countries and failure to conform to such laws, regulations, rules and decrees may result in criminal liability.

The $50,000 license fee is recorded as an intangible asset and is being amortized over the five-year initial term of the license agreement on a straight-line basis. Management's policy with respect to long-lived assets, including intangible assets, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of December 31, 2001, management believes that there is no impairment in the carrying value of any of its long-lived assets.

The Company also agreed to pay Honeywell a $26,000 fee for engineering services and consultation related to the development of the technology. As of December 31, 2001 $13,000 had been paid with the remainder to be billed when services are performed.

Note 7 - EXCLUSIVE SUPPLY CONTRACT

On August 30, 2000 the Company entered into an exclusive five-year supply contract with Fedegari Autoclavi S.P.A. (Fedegari), an Italian equipment manufacturer. Under the terms of the agreement, the Company and Fedegari agreed that Fedegari would be the exclusive supplier of the equipment used to implement the technology licensed from Honeywell and that the Company would be the exclusive buyer of this equipment supplied by Fedegari. The Company agreed to pay Fedegari a $50,000 design fee, of which $25,000 was paid as of December 31, 2000 with the remaining $25,000 payable upon completion of the prototype. In addition, the Company has agreed to pay Fedegari $150,000 for the initial prototype model of the equipment. As of December 31, 2001, the prototype had not been completed but the company has advanced $60,000 of the $150,000. Therefore, no liability has been provided for in the accompanying financial statements. A material commitment exists with respect to this matter.

Future prices of the equipment, according to the terms of the contract, shall be agreed upon by the parties each year during the delivery schedule preparation process, with all future increases or decreases mutually agreed upon based upon market factors, such as equipment and material costs, competition and related matters. The exclusive provisions are subject to various performance requirements.

According to contract, the five-year term will be subsequently renewed for successive periods as mutually agreed by the parties, unless a request of termination is sent by one party to the other not less than twelve months prior to the current expiration date. If the Company terminates the contract without twelve months prior notice and it decides not to continue marketing the technology system, the Company agreed to allow Fedegari the right to take over the rights to manufacture and sell the system independently.

Since the Honeywell license is non-transferable this provision may not be binding and may be a misrepresentation in the contract. Contingencies exist with respect to this matter, the ultimate resolution of which cannot presently be determined. According to the terms of the contract, the contract shall be governed by the laws of Switzerland, without reference to principals of conflict of laws, except that the United Nations Convention or Contracts for Sale of Goods shall not apply. Both parties have agreed that the exclusive jurisdiction over any legal action arising out of or in connection with the contract shall only be brought in International Court in Geneva, Switzerland.


Note 8 - RECEIVABLE RELATED PARTY

On July 5, 2000 the Company's Board of Directors approved and authorized the Company to make a loan of $250,000 to the Company's President. The loan, according to the minutes of the Board meeting, is interest only for ten years with the total principal due at the end of ten years. Interest in the amount of $9,479 was waived the in year ended December 31, 2001 by the board of directors and was recorded as compensation expense. As of December 31, 2000, $168,815 was advanced on the loan and on December 31, 2001, $236,973.


Note 9 - LITIGATION

ITEC has received notice of intended legal action for collection of a disputed amount billed by Arrowchase, Inc. to ITEC for services in the amount of $9,334. This amount has been accrued as a liability in the Company financial statements as of December 31, 2001.


Note 10 - AGREEMENT

The Company has entered into an agreement with Cesmet Laboratories SRL, an Italian company for a cooperative effort in development of the General Plastic Development Program (GPDP) and the oversight of ITEC's Italian operations. The fees for this agreement are on a time and expense basis billed monthly. A director of the Company is a 50% owner of Cesmet Laboratories, SRL.


Note 11 - SUBSIDIARY

On April 11, 2001, ITEC formed a wholly owned subsidiary and incorporated it as a Delaware corporation known as EC02 Environmental Systems. The only activity to date was the registration of a trademark for EC02.

Note 12 - SUBSEQUENT EVENT

          Recent Sales of Unregistered Securities
          ---------------------------------------

Pursuant to a Regulation S Stock Purchase Agreement dated as of December 20, 2001(the "Agreement", between the Company and Starz Investments Limited, a Belize International Business Company ("Starz"), the Company agreed to sell and Starz agreed to use its best efforts to purchase up to 5,000,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of purchase order was received by the Company. As of March 15, 2002 an aggregate of 2,995,708 shares had been purchased under the Agreement by foreign designees of Starz and the Company received net proceeds of $749,900 or $0.25 per share. Under the terms of the Agreement, Starz has the right to require the Company to include the shares in any registration statement under the Act filed by the Company after a period of one year from the date of purchase of such shares. All costs in connection with such registration are to be paid by the Company. The Company claims the exemption from registration afforded by Regulation S under the Act in that all sales of the shares were made in "off-shore transactions" to persons who are not U.S. persons, no "directed selling efforts" were engaged in by either the Company or Starz and the Starz made other representations and entered into agreements consistent with the provisions of Regulation S.

            REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


The Shareholders
ITEC ENVIRONMENTAL GROUP
(A Development -Stage Company)


We have reviewed the accompanying balance sheet of Itec Environmental Group as of September 30, 2003, and the related statements of operations for the three months and nine months then ended and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Itec Environmental Group.

A review of interim financial statements consists principally of inquiries of Company personnel responsible for financial matters and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Itec Environmental Group as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 28, 2003, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of September 30, 2003 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



Henry Schiffer, C.P.A.
---------------------

Henry Schiffer, C.P.A.
AAC
Beverly Hills, California
November 12, 2003

                            ITEC ENVIRONMENTAL GROUP
                         (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET (Consolidated)

                                                         As of          As of
                                                        9/30/03        12/31/02
                                                      -----------    -----------
                                                      (Unaudited)
                     ASSETS
 Current Assets
       Cash & Cash Equivalents                        $  100,100     $        -
       Accounts Receivable (net)                         312,507         14,828
       Inventory                                          64,461        238,466
       Other                                               4,865          8,000
                                                      -----------    -----------
    Total Current Assets                                 481,933        261,294

 Fixed Assets
       Furniture & Equipment (net of Depreciation)       214,016        106,189
                                                      -----------    -----------
    Total Fixed Assets                                   214,016        106,189

 Other Assets
       Deposits                                           10,224          5,158
       Prepaid Expenses                                   63,803         10,472
       Note Receivable (net)                              94,183        115,493
       License Fees (net of Amortization)                 17,500         25,000
       Other-misc                                          3,833         40,590
       Deferred Tax Asset                               645,745         645,745
                                                      -----------    -----------
    Total Other Assets                                   835,288        842,458
                                                      -----------    -----------

    Total Assets                                      $1,531,237     $1,209,942
                                                      ==========     ==========

See accompanying notes to financial statements.

                            ITEC ENVIRONMENTAL GROUP
                          (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET (Consolidated), Continued

                                                         As of          As of
                                                        9/30/03        12/31/02
                                                      -----------    -----------
                                                      (Unaudited)

                   LIABILITIES

 Current Liabilities
       Accounts Payable                               $  706,255     $   782,995
       Accrued Liabilities                               130,869        112,062
       Accrued Payroll                                    67,228        131,891
       Payroll/Sales Tax Liabilities                       9,078         13,166
                                                      -----------    -----------
   Total Current Liabilities                            913,430       1,040,114
 Other Liabilities
       Deferred Revenue                                  475,190        170,000
       Notes Payable                                   2,146,463      1,915,230
       Provision for Income Taxes                        415,294        605,964
                                                      -----------    -----------
    Total Other Liabilities                            3,036,947      2,691,194
                                                      -----------    -----------
    Total Liabilities                                  3,950,377      3,731,308

                     EQUITY
    Preferred Stock, $0.001 par value
        10,000,000 shares authorized none
        issued & outstanding
    Common Stock, $0.001 par value,
       750,000,000 shares authorized, 58,012,008
       shares issued & outstanding at 9/30/03             58,012        254,715
    Paid in Capital                                    4,340,473      3,578,693
   Accum deficit current period                         (462,851)    (2,523,951)
    Accum deficit during
       Development stage                              (6,354,774)    (3,830,823)
                                                      -----------    -----------
   Total Stockholders' deficit                        (2,419,140)    (2,521,366)
                                                      -----------    -----------

 Total Liabilities & Stockholders' Equity             $1,531,237     $1,209,942
                                                      ==========     ==========

See accompanying notes to financial statements.

                            ITEC ENVIRONMENTAL GROUP
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)
                                                Three Months Ended
                                           9/30/03             9/30/02
                                         ----------          ----------
 Equipment Sales
 Fees
                                         ----------          ----------
       Total Revenue                     $        -          $        -

 Cost of Goods Sold
    Commissions                                                       -
    Equipment Costs                                                   -
                                         ----------          ----------
       Cost of Goods Sold                         -                   -

 Operating Expenses
    Consulting Fees                                              86,700
    Payroll                                 164,002             150,126
    International Contract Services                              38,125
    Plant Expenses                            8,389                   -
    Professional Fees                        36,377              37,243
    Research and Development                                      1,200
    Travel and Entertainment                 17,687              16,815
    Depreciation & Amortization              12,097               4,542
    Engineering                                                  83,438
    Freight & Delivery                          675                 108
    Public Relations                            150               2,945
    Stockholder Expenses                     (1,467)             38,608
    Telephone                                 3,276              13,566
    Insurance                                21,691               6,784
    Rent                                     10,440               4,821
    Other-Misc                               (3,044)              4,693
    Repairs                                   1,879                 150
    Contract Labor                              251                 250
    Dues and Subscriptions                      677                 551
    Office Supplies                           1,834               2,620
    Office Equipment                            628                   -
    Equipment Lease                           1,249              (8,567)
    Postage                                     864               2,002
    Trade Shows and Printing                                        960
                                         ----------          ----------
       Total Operating Expenses             277,655             487,680

 Other Income(expense)
    Interest                                 (6,900)            (18,746)
    Currency Conversion Net Loss
      Other Income (net of expense)                                 794
      Income Tax                             85,367             149,135
                                         ----------          ----------
                                             78,467             131,183

       Total Net Income (Loss)           $ (199,188)         $ (356,497)
                                         ==========          ==========
 Shares Outstanding                      58,012,008          26,662,493
 EPS                                       $ (0.003)           $ (0.013)
 EPS - Fully Diluted                       $ (0.003)           $ (0.012)

See accompanying notes to financial statements.

                             ITEC ENVIRONMENT GROUP
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                  (Unaudited)
                                                Nine Months Ended
                                          9/30/03            9/30/02
                                         ----------         ----------
 Equipment Sales                         $  455,000         $
 Fees                                           250                  -
                                         ----------         ----------
       Total Revenue                        455,250                  -

 Cost of Goods Sold
    Commissions                                 200                  -
    Equipment Costs                         201,000                  -
                                         ----------         ----------
       Cost of Goods Sold                   201,200                  -

 Operating Expenses
    Consulting Fees                                            168,700
    Payroll                                 336,858            414,248
    International Contract Services          25,645            103,049
    Plant Expenses                           51,035                  -
    Professional Fees                       260,566            130,146
    Research and Development                  3,750             12,740
    Travel and Entertainment                 29,797             62,904
    Depreciation & Amortization              32,772             13,540
    Engineering                                                110,613
    Freight & Delivery                        5,737              8,627
    Public Relations                          4,350              7,715
    Stockholder Expenses                     (2,271)           183,947
    Telephone                                13,761             25,269
    Insurance                                44,497              6,695
    Rent                                     27,260              7,305
    Other-Misc                                  250              5,298
    Repairs                                   3,401              3,172
    Contract Labor                            2,845              2,966
    Dues and Subscriptions                    1,702              6,332
    Office Supplies                           5,128              9,412
    Office Equipment                            938                  -
    Equipment Lease                           6,301                 79
    Postage                                   2,270              5,868
    Trade Shows and Printing                     27              4,955
                                         ----------         ----------
       Total Operating Expenses             856,619          1,293,580

Other Income(expense)
    Interest                                (50,952)           (76,232)
    Currency Conversion Net Loss
     Other income (net of expense)                                 794
     Income Tax                             190,670            401,269
                                           139,718            325,831
                                         ----------         ----------
       Total Net Income (Loss)           $ (462,851)        $ (967,749)
                                         ==========         ==========
 Shares Outstanding                      58,012,008         26,662,493
 EPS                                       $ (0.008)          $ (0.036)
 EPS - Fully Diluted                       $ (0.008)          $ (0.034)

See accompanying notes to financial statements.

                                        ITEC ENVIRONMENTAL GROUP
                                      (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 FOR THE PERIOD ENDED SEPTEMBER 30, 2003



                                    No. of Common    Stock        Additional      Accumulated     Total
                                    Stock Shares     Amount     Paid-In Capital     Deficit
                                    -----------------------------------------------------------------------

Balance at December 31, 2000           6,651,987     1,000                        $(1,413,949)  $(1,412,949)
                                     ----------------------------------------------------------------------

Balance at December 31, 2001          12,692,000   191,688       1,111,380         (3,830,824)   (2,527,756)
                                     ----------------------------------------------------------------------

Balance at December 31, 2002          41,997,068   254,715       3,578,693         (6,354,774)   (2,521,366)
                                     ----------------------------------------------------------------------

Balance at March 31, 2003             45,297,068   258,015       3,671,643         (6,546,356)   (2,616,698)

Balance at June 30, 2003              57,962,008    57,962       4,338,523         (6,618,436)   (2,221,951)
                                     ----------------------------------------------------------------------
Net Income for the period ended
    September 30, 2003                                                               (199,188)     (199,188)

Common Stock Issued for Services
    September 30, 2003                    50,000        50           1,950                            2,000
                                     ----------------------------------------------------------------------
Balance at September 30, 2003         58,012,008    58,012      $4,340,473        $(6,817,625)  $(2,419,140)
                                     ======================================================================



See accompanying notes to financial statements.

                             ITEC ENVIRONMENT GROUP
                          (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF CASH FLOWS (CONSOLIDATED)
                                  (Unaudited)
                                                          Nine Months Ended
                                                       9/30/03         9/30/02
                                                      ----------     ----------
 Cash Flows From Operating Activities
    Net Income                                        $ (462,851)    $ (967,749)
    Adjustments to reconcile Net Income
    to net cash provided by operations:
      Increase/Decrease in accounts receivable          (297,678)        (1,368)
      Increase/Decrease in Inventory                     156,973        (41,119)
      Increase/Decrease in accounts payable, accrued
      expenses and other                                (119,960)        50,636
      Increase/Decrease in deferred revenue             305,191
      Increase/Decrease in provision for income taxes   (190,670)      (401,269)
      Increase/Decrease in other assets                  (27,396)        (9,259)
                                                      ----------     ----------

   Net Cash provided by Operating Activities            (636,391)    (1,370,128)
                                                      ----------     ----------
 Cash Flows From Investing Activities
          PP&E                                           (90,796)       (40,287)
          License Fee                                      7,500          7,500
          Deposits                                             -           (900)
          Notes Receivable                                39,100
          Web Site                                        (3,833)
                                                      ----------     ----------

   Net cash used in investing activities                 (48,029)       (33,687)
                                                      ----------     ----------
 Cash Flows From Financing Activities
       Notes payable                                     231,232
       Issuance of common stock                         (196,703)      (191,688)
       Additional Paid in Capital                        761,780      1,598,451
                                                      ----------     -----------

   Net Cash provided by Financing Activities             796,309      1,406,763
                                                      ----------     ----------
 Net Cash increase for period                            111,889          2,948
                                                      ----------     ----------
 Cash at beginning of period                             (11,791)         4,253

 Cash at end of period                                $  100,100     $    7,201
                                                      ==========     ==========

See accompanying notes to financial statements.

                  ITEC ENVIRONMENTAL GROUP, INC. AND SUBSIDIARY
                           A DEVELOPMENT-STAGE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2003

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     (a)  General
          -------

Beechport Capital Corp. ("Beechport") was organized as a Colorado corporation on January 24, 1989, in order to evaluate, structure and complete a merger with or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

ITEC Environmental Group, Inc. ("Itec" or the "Company") was incorporated under the laws of the State of Delaware on March 28, 2000. Itec was formed for the purpose of acquiring certain patented technology and the development of a worldwide market for its usage.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Beechports's common stock (10,000,000 shares were outstanding upon completion of the transaction), and Beechport holding 100% of the issued and outstanding shares of Itec's common stock.

At a special September 27, 2002 meeting of the shareholders of Beechport Capital Corp., the Company authorized a merger of Beechport into its wholly-owned subsidiary, Itec Environmental Group, Inc.

The Company's business plan is to attempt to build on the foundation of the patented technology and proprietary equipment and to form strategic alliances and a management team to become a worldwide supplier of oil and agricultural chemical container recycling equipment and related systems. The Company's initial marketing of the technology will be concentrated in Italy, but is intending to market in the future in the United States and other countries.

The Company's subsidiary, ECO2 Environmental Systems, Inc. ("ECO2") was incorporated under the laws of the State of Delaware on April 10, 2000. The only activity to date has been the registration of a trademark for ECO2.

     (b)  Basis of Presentation
          ---------------------

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.

Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying financial statements reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. Operating results for the quarter ended September 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2003. These financial statements should be read in conjunction with the audited financial statements included in the Company's amended Annual Report on Form 10-KSB/A for the year ended December 31, 2002.

     (c)  Per Share Information
          ---------------------

Basic net earnings (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options or warrants.

     (d)  Furniture and Equipment
          -----------------------
Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

     (e)  Revenue and Expense Recognition
          -------------------------------

As of September 30, 2003, the Company had revenue of $455,000 for the nine month period then ended. The Company intends to recognize revenues from sales of equipment upon delivery as earned as per SAB 101.

Amounts billed in advance of the period in which a service is rendered or a product is delivered are recorded as a liability under "Deferred Revenue". At September 30, 2003, deferred revenue for the nine month period then ended totaled $475,190 for the sale of ECO2 systems not yet shipped.

          -------------------------------

Itec's primary revenue source, the ECO2TM Environmental System, is a new cost-effective, environmentally sensitive technology for cleaning plastic contaminated by substances that make most types of plastic ineligible for traditional recycling programs. Itec will also provide additional services to purchasers of the ECO2TM Environmental System in exchange for recurring fees. These services will include: extended warranty upgrades, technical support and trouble-shooting, training for operators, consulting for material feedstock and product sales, and software upgrades that will allow the ECO2TM Environmental System to clean other contaminated plastic materials. It is intended that this recurring revenue or royalty fees will average 9% of annual gross revenue of our customers for a period of five years. Our revenue should be in the range of $28,000 - $35,000 per system per year. We also intend to require purchasers of the ECO2TM Environmental System to enter into five year maintenance agreements providing for fees of $25,000 per year, payable in equal monthly installments, for telephonic monitoring of the ECO2TM System and software upgrades.

Effective January 1, 2001, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". As of September 30, 2003, revenue attributed to foreign sales was $450,000 for the nine month period then ended with all sales being earned in Italy.

Effective January 1, 2001, the Company adopted SFAS No. 52, "Foreign Currency Translation". We have determined that there is no currency risk due to sales being based and paid in U. S. dollars.

The Company contracts with others for the manufacturing of the equipment. General and administrative expenses and the costs of advertising are expensed as incurred.

     (f)  Concentrations
          --------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At September 30, 2003, the Company had no amounts of cash or cash equivalents in U.S. financial institutions in excess of amounts insured by agencies of the U.S. Government. At September 30, 2003, the Company had net trade receivables of $284,333. Initial trade receivables are expected to be principally from customers in Italy. Since initial anticipated customers will be from one geographic location, a concentration of credit risk could exist due to potential changes in economic activity in that area. The Company does not require collateral for its trade accounts receivables.

     (g)  Cash Equivalents
          ----------------

The Company considers all short-term investments in securities that mature in 90 days or less to be cash equivalents.

     (h)  Allowance for Doubtful Accounts
          -------------------------------

An allowance for doubtful accounts is provided to reflect potential uncollectible receivables. As of September 30, 2003, Allowance for Doubtful Accounts was $186,605 of which $121,480 is for a note receivable from an officer stockholder without adequate collateral.

     (i)  Use of Estimates in the Preparation of Financial Statements
          -----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (j)  Geographic Area of Operations
          -----------------------------

Currently, the Company operates its business principally in Italy. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (k)  Goodwill and Intangible Assets
          -----------------------------

Effective July 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and intangible assets with indefinite lives no longer be amortized but rather be reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. In assessing the recoverability of the Company's goodwill and intangibles, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or assumptions change in the future, the Company may need to record an impairment charge for these assets. An impairment charge would reduce operating income in the period it was determined that the charge was needed.


         (l) Deferred Tax Assets
             ---------------------
Effective February 2002, the Company adopted SFAS 109, "Accounting for Income Taxes". The deferred tax asset is provided for benefits of loss carry-forwards. All benefits of loss carry-forwards are allocated to continuing operations of the enterprise.

     (m) Development Stage Company
         -------------------------

The Company adopted SFAS No. 7 "Accounting and Reporting by Development Stage Enterprises". This Statement specifies the guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting for such an enterprise. This Statement requires development stage companies to do their accounting and to prepare their financial statements using the same accounting principles as established operating companies.

     (n)  Future Impact of Recently Issued Standards
          ------------------------------------------

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that we record the fair value of an asset retirement obligation as a liability in the period in which we incur a legal obligation associated with the retirement of tangible long lived assets that resulted from the acquisition, construction, development, and/or normal use of the assets. We would also record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our adoption of SFAS No. 143 effective October 1, 2002 did not have a significant impact on our financial statements. However, in the event that we make alterations to certain leased facilities in the future, our landlord may be entitled to require us to restore the property upon termination of the related lease at our expense. As such, any significant alterations might have a material impact on our consolidated financial statements.

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Goodwill and other intangible assets acquired in business combinations completed before July 1, 2001 are amortized until the adoption of SFAS No. 142, after which only intangible assets with definite useful lives will continue to be amortized. Our adoption of SFAS No. 142 effective on October 1, 2002 did not result in a transitional impairment charge, change of useful lives or residual values of intangible assets acquired, or the reclassification of existing intangible assets to conform with new classification criteria in SFAS No. 141. We will perform an annual goodwill impairment test during the fourth quarter of each fiscal year. There can be no assurance that at the time the test is completed an impairment charge may not be recorded.

          ------------------------------------------

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes both SFAS Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of APB No. 30 on how to present discontinued operations in the statement of operations but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121 an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets. We adopted the provisions of SFAS No. 144 effective October 1, 2002. The adoption of SFAS No.
144 did not have a significant impact on our Consolidated Financial Statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 revises the accounting for specified employee and contract terminations that are part of restructuring activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. Companies will be able to record a liability for a cost associated with an exit or disposal activity only when the liability is incurred and can be measured at fair value. Commitment to an exit plan or a plan of disposal expresses only management's intended future actions and therefore does not meet the requirement for recognizing a liability and related expense. SFAS No. 146 only applies to termination benefits offered for a specific termination event or a specified period. It will not affect accounting for the costs to terminate a capital lease. We are required to adopt SFAS No. 146 for exit or disposal activities initiated after December 31, 2002. We are evaluating this new standard but expect that the effects of adoption, if any, would relate solely to exit or disposal activities undertaken in the future.

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our Financial Statements.

          ------------------------------------------

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock Based Compensation and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002. We do not believe that adoption of SFAS No. 148 will have a material effect on our financial condition or results of operations. We will continue to apply the intrinsic value method of accounting prescribed by APB No. 25, Accounting for Stock Issued to Employees.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003 the provisions of FIN 46 must be applied for the first interim period beginning after June 15, 2003. The application of FIN 46 is not expected to have a material effect on the Company's condensed consolidated financial statements. The Company does not have any variable interest entities, therefore this Interpretation is not expected to have an impact on its consolidated financial statements.


Note 2 - BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. Management is attempting to raise additional equity. The Company filed a Form SB-2A on June 20, 2003, in an effort to raise up to $5 million in additional equity. This registration filing is currently under review by the SEC. There is no guarantee, however, that this offering or any other efforts will result in the Company raising sufficient capital or any capital or additional financing.

In view of these matters, continuing as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination. Management plans to pursue financing arrangements and aggressive sales of equipment to remedy the capital and loss circumstances to provide the opportunity for the Company to continue as a going concern.

Note 3 - COMMON STOCK

The Articles of Incorporation of Itec authorize a maximum of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. Each share of common stock is entitled to one voting right, the right to share in earnings, and the right to share in assets upon liquidation. At September 30, 2003, 58,012,008 shares of common stock were issued and outstanding.

As previously discussed, on May 4, 2001, Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of Itec owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock.

This transaction is a recapitalization of Itec, with no revaluation of assets and liabilities. Beechport was a shell corporation at the time of the exchange and therefore the acquisition was not recorded as a purchase transaction.

During third quarter 2003, 50,000 restricted common stock shares were issued to a vendor for services rendered as part of our SB-2A registration. These shares are included as part of our current registration offering. The five day average closing price of the shares was $.04.

The Company filed its Form SB-2A on June 20, 2003, in an effort to raise an additional $5 million in equity. This registration is currently under review by the SEC.


Note 4 - NOTES PAYABLE

The Company entered into an agreement with Glenwood Marketing Associates, Inc.,
(GMA) effective April 25, 2000, whereby GMA agreed to lend $1,100,000 to the Company. From this $1,100,000 loan, the Company agreed to pay $200,000 of capital formation fees to GMA. These fees were expensed in the year incurred. The loan bears interest at 10% per annum payable in monthly interest only payments for the 36-month term of the loan.

The Company has also conveyed a covenant, so long as GMA acts in accordance with the terms of the agreement, to hold GMA harmless from any and all claims that may accrue and to indemnify and hold GMA harmless from any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by GMA with the conduct of its own business with the Company.

In June 2003, the Company filed a lawsuit against Glenwood Marketing Associates, Inc., for declaratory relief from the note outstanding in the amount of $1,100,000. This proceeding was filed in California Superior Court for Stanislaus County. Service was effected on the defendant in June 2003.

In June 2003, Glenwood Marketing Associates, Inc. filed a lawsuit against the Company seeking a Temporary Restraining Order to refrain from entering into a Line of Credit with or transfer of stock to Cornell Capital. This proceeding was filed in Supreme Court of the State of New York for Nassau County. In August, this action was moved into the United States District Court for the Eastern District of New York. In November 2003, Itec filed a motion for a change of venue to the United States District Court, Eastern District of California.

In July 2003, the Company withdrew its lawsuit for declaratory relief in the amount of $1,100,000 against Glenwood Marketing Associates, Inc. filed in California Superior Court for Stanislaus County.

In July, the Company borrowed $100,000 through a Note Payable bearing 8% interest annually due and payable in December 2003. In August, the Company rolled the aforementioned $100,000 Promissory Note due in December, 2003 into a new $600,000 Promissory Note Payable bearing 8% interest annually due and payable in January 2004.


Note 5 - LEASES

Effective April 2001, the Company entered into a lease agreement for office facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $900 for 36 months. This lease was terminated in February 2003 without cost to the Company.

Effective January 2003, the Company entered into a lease agreement for office and plant facilities in California. Under terms of the lease, the Company agreed to pay monthly lease payments of $3,480 for 24 months.

Effective January 2003 the Company entered into various lease agreements for office and plant equipment. The terms of these leases vary from 24 to 60 months.

Future minimum rentals under these operating leases are as follows:

                    Year Ending December 31,
                            2003                             19,486
                            2004                             59,603
                            2005                             20,283
                            2006                             10,048
                            2007                              8,903
                                                       ------------
                            Total                      $    118,323
                                                       ============

Note 6 - TECHNOLOGY LICENSE

Effective June 30, 2000, the Company entered into a five-year patent license agreement with Honeywell International, Inc. (Honeywell), whereby the Company obtained a non-exclusive, nontransferable worldwide license to practice the methods and to make, use, and sell, the products and/or covered by the proprietary rights, limited to the field of use of separating and recovering motor oil from high density polyethylene plastic. Under the terms of the agreement, the Company agreed to pay a $50,000 non-refundable initial license fee and an additional minimum annual royalty commencing upon delivery of the first equipment to an Itec customer, of the greater of $50,000 or 5% of the gross sales of all products and or services sold in the United States and 3% of the products and or services sold in countries other than the United States. The initial license fee of $50,000 is not creditable toward the minimum annual royalty and was payable in three equal installments. The first installment was due upon the execution of the contract, the second on December 1, 2001, and the third on April 1, 2001. At March 31, 2002, $33,333 was accrued as a liability.

On April 25, 2001, Honeywell revised the payment schedule to reflect the updated delivery schedule so that the previous December 1, 2001 payment was due on May 30, 2002 and the final payment due December 31, 2003. As of September 30, 2003, the $16,667 paid and the additional $33,333 accrued have been accounted for as prepaid expenses based upon the revised agreement, whereby these amounts apply only upon shipment of the first equipment systems. The amounts are not refundable and will be expensed upon shipment. This agreement automatically renews for additional one-year periods after the end of the initial five-year term unless written notice is given by either party of its intent to terminate the agreement. Honeywell may terminate this agreement in the event of bankruptcy or insolvency of the Company, an assignment for the benefit of creditors of the Company, the nationalization of the industry which encompasses any products or services, any suspension of payments under the terms of the agreement by government regulation, the Company's failure to commence manufacture, a substantial change in ownership of the Company (whether resulting from merger, acquisition, consolidation or otherwise), another company or person acquiring control of the Company, or the existence of a state of war between the United States and any country where the Company has a license to manufacture products or provide services. In addition, if either party to the agreement defaults for any reason in any of the obligations under the terms of the agreement, the other party will have the right to terminate the agreement by giving at least 60 days written notice.

There are no rights to sub-license granted under the terms of this agreement. The Company has agreed to invest in the commercial development of the technology and market for the product by committing resources at minimum in accordance with various requirements as set forth in the commercialization plan provided by the Company for consideration to Honeywell when the Company applied for the license. The terms of the agreement require the Company to observe all applicable United States and foreign laws, regulations, rules, and decrees with respect to the transfer of the proprietary rights and related technical data to foreign countries and failure to conform to such laws, regulations, rules and decrees may result in criminal liability.

The $50,000 license fee is recorded as an intangible asset and is being amortized over the initial five year term of the license agreement on a straight-line basis. Management's policy with respect to long-lived assets, including intangible assets, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of September 30, 2003, management believes that there is no impairment in the carrying value of any of its long-lived assets.


Note 7 - RECEIVABLE RELATED PARTY

On July 5, 2000, the Company's Board of Directors approved and authorized the Company to make a loan of $250,000 to the Company's President. The loan, according to the minutes of the Board meeting, is interest only for ten years with the total principal due at the end of ten years. Interest in the amount of $18,958 has been waived in the year ended December 31, 2002 and $9,479 in year ended December, 2001 by the board of directors and was recorded as compensation expense in the respective periods. As of September 30, 2003, $161,973 was advanced on the loan. An allowance of $121,480 has been recorded against this receivable.


Note 8 - AGREEMENT

The Company has entered into an agreement with Cesmet Laboratories SRL, an Italian company for a cooperative effort and the oversight of ITEC's Italian operations. The fees for this agreement are on a time and expense basis billed monthly. A director of the Company is a 50% owner of Cesmet Laboratories SRL.


Note 9 - SUBSIDIARY

On April 11, 2001, ITEC formed a wholly owned subsidiary and incorporated it as a Delaware corporation known as ECO2 Environmental Systems. The only activity to date was the registration of a trademark for ECO2.

Note 10 - SUBSEQUENT EVENTS

In November 2003, Itec filed a motion for a change of venue in the Glenwood Marketing Associates, Inc. lawsuit to the United States District Court, Eastern District of California.


-----------------------------------------------------------       ----------------------------------------------------------

You  should  rely only on the  information  contained  in
this  prospectus.   We  have  not  authorized  anyone  to
provide   you  with   information   different   from  the
information  contained in this prospectus.  This document
may  only  be  used   where  it  is  legal  to  sell  the
securities.  The  information  in this  document may only
be accurate on the date of this document.                                        UP TO 260,250,000 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK

                    TABLE OF CONTENTS
                                                      Page

Prospectus Summary                                      2
Risk Factors                                            5

Use Of Proceeds                                        11
Dilution                                               13                          Itec Environmental
Selling Stockholders                                   14                             Group, Inc.
Plan of Distribution                                   19
Market For Common Equity And Related Stockholder
     Matters                                           21
Plan Of Operation                                      22
Business                                               30
Management                                             41
Certain Relationships And Related Transactions         47                            ________________
Security Ownership Of Certain Beneficial Owners
     And Management                                    49                               PROSPECTUS
                                                                                      ________________
Description Of Securities                              50
Legal Matters                                          51
Experts                                                51
Available Information                                  52
Index To Financial Statements                          F-1                          November  __, 2003


-----------------------------------------------------------       ----------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in our best interests. No indemnification may be made
(i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense                                            Amount
                                                         ----------------
SEC Registration fee                                            720.00
Accounting fees and expenses                                  5,000.00*
Legal fees and expenses                                      45,000.00*
                      TOTAL                                 $50,720.00*
                                                            ===========
* Estimated.

Item 26. Recent Sales of Unregistered Securities.


On April 1, 2000, Itec entered into stock subscription agreements with 15 accredited investors for the issuance of 1,000 shares at $1.00 per share. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by Itec in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.


On July 15, 2000, the Board authorized the issuance of up to 15% of Itec's common stock to the various Italian investors. An agreement between Itec's President and the Italian investors was used which allowed participants in the Italian GPDP Program to make loans at a rate of $5,500 per share of Itec's common stock. A total of 150 shares of common stock were issued for approximately $815,230 and to be repaid when Itec became a public company. Upon repayment of the advances, the investors would retain their stock ownership. To comply with various Italian regulations, Itec's President personally issued shares of Itec's common stock to the Italian investors. The funds advanced from the investors were deposited in accounts in ITEC's President's name and the advances were to Itec's President. Due to the substance of the transaction over its form, the transactions have been shown as Itec transactions with the cash balances and advances payable recorded on the financial statements. Itec's President has represented that the funds received are assets of Itec and Itec has assumed the related obligations. We did not use any public solicitation or advertisements in connection with the sale of the securities. Furthermore, we did not use the services of an underwriter in connection with the sale of the securities. In connection these sales made to non-US Investors, Itec relied on an exemption from registration provided under Regulation S promulgated under the Act. Itec and each non-US Investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution. Transfers of the notes held by non-US Investors are also restricted in accordance with Regulation S.

On May 4, 2001 Beechport entered into a share exchange agreement with Itec to acquire all the issued and outstanding shares of common stock of Itec in exchange for 6,651,987 shares of Beechport's common stock. This business combination resulted in the shareholders of ITEC owning approximately 66.5% of the issued and outstanding shares of the Company's common stock (10,000,000 shares were outstanding upon completion of the transaction), and the Company holding 100% of the issued and outstanding shares of Itec's common stock. The above-referenced offerings were deemed to be exempt under Section 4(2) and 4(6) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itec or executive officers of Itec, and transfer was restricted by Itec in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Pursuant to a Regulation S Stock Purchase Agreement dated December 20, 2001 between the Company and Starz Investments Ltd., a Belize international business company. The Company agreed to sell and Starz Investments Ltd. agreed to use its best efforts to purchase up to 5,000,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of a purchase order received by the Company. As of December 31, 2002 an aggregate of 5,016,508 shares had been purchased under this agreement by foreign designees of Starz Investments Ltd. and the Company had received net proceeds of $1,194,000 or $.24 per share. Itec relied on an exemption from registration provided under Regulation S promulgated under the Securities Act. Itec and the investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution in the United States. Transfer of the securities held by the investor were also restricted in accordance with Regulation S.

Pursuant to a Regulation S Stock Purchase Agreement dated July 26, 2002, (the "Second Agreement") between the Company and Starz Investments Ltd., a Belize international business company. The Company agreed to sell and Starz Investments Ltd. agreed to use its best efforts to purchase up to 7,500,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of a purchase order received by the Company. As of December 31, 2002 an aggregate of 7,033,242 shares had been purchased under the Second Agreement by foreign designees of Starz Investments Ltd. and the Company had received net proceeds of $327,000 or $.05 per share. Itec relied on an exemption from registration provided under Regulation S promulgated under the Act. Itec and the investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution in the United States. Transfer of the securities held by the investor were also restricted in accordance with Regulation S.

Pursuant to a Regulation S Stock Purchase Agreement dated December 15, 2002, (the "Third Agreement") between the Company and Starz Investments Ltd., a Belize international business company, the Company agreed to sell and Starz Investments Ltd. agreed to use its best efforts to purchase up to 10,000,000 shares of the Company's common stock, at a purchase price equal to 35% of the bid price of the Company's shares as quoted on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date of a purchase order received by the Company. As of May 31, 2003 an aggregate of 8,042,043 shares had been purchased under the Third Agreement by foreign designees of Starz Investments Ltd. and the Company had received net proceeds of $156,900 or $.02 per share. Under the terms of these Agreements, Starz has the right to require the Company to include the shares in any registration statement under the Act filed by the Company after a period of one year from the date of purchase of such shares. All costs in connection with such registration are to be paid by the Company. The Company claims the exemption from registration of these transactions afforded by Regulation S under the Act in that all sales of the shares were made in "off-shore transactions" to persons who are not U.S. persons. No "directed selling efforts" were engaged in by either the Company or Starz and Starz made other representations and entered into other agreements consistent with the provisions of Regulation S. The funds raised were used for working capital and capital projects.

Itec relied on an exemption from registration provided under Regulation S promulgated under the Securities Act. Itec and the investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution in the United States. Transfer of the securities held by the investor were also restricted in accordance with Regulation S.

     In June 2003, Cornell Capital Partners received a 5% convertible debenture in the principal amount of $190,000 as a one-time commitment fee. The debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lowest closing bid price for the three days preceding the conversion date. The debenture is due in June 2006. The debenture can be redeemed by us for face value with a 30 day written notice to the holder. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to one accredited investor, and transfer was restricted by Itec in accordance with the requirements of the Securities Act of 1933.

     In June 2003, we issued 250,000 shares of common stock to TN Captial Equities, Ltd. a registered broker dealer, in lieu of $10,000 of fees associated with due diligence and advice with regard to the equity line of credit. TN purchased the shares in the ordinary course of business and not with a view to distribute. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to one accredited investor, and transfer was restricted by Itec in accordance with the requirements of the Securities Act of 1933.


In August 2003, we issued 1,000,000 warrants convertible to shares of common stock of Itec with an exercise price of $0.04 and having an expiration date of July 31, 2005 to MTI properties in conjunction with a promissory note with a face value of $600,000 and accruing interest at a rate of 8% per annum due and payable January 31, 2004. The offerings and sales were made to one accredited investor, and transfer was restricted by Itec in accordance with the requirements of the Securities Act of 1933.

Item 27. Exhibits.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean ITec Environmental Group, Inc., a Delaware corporation.


(1)       Exhibits:

    Exhibit
     Number                          Description
    -------                          -----------
      2.1 Share Exchange Agreement dated May 4, 2001 by and between the Company and Itec International Technologies, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated May 29, 2001 and filed May 29, 2001.)

      3.1 Articles of Incorporation (Incorporated by reference to Registrant's Form S-18 Registration Statement, File
             No. 33-31067.)

      3.2 Bylaws (Incorporated by reference to Registrant's Form S-18 Registration Statement, File No. 33-31067)

      5.1    Opinion of Legal Counsel (filed herewith)

      10.1 Beechport Capital Corp. 2001 Stock Plan dated May 28, 2001 (Incorporated by reference to Registrant's Form S-8
             Registration Statement, File No. 333-62520.)

      10.2 Regulation S Stock Purchase Agreement dated December 20, 2001 (Incorporated by reference to Registrant's Annual Report on Form 10-KSB for year ended December 31, 2001

      10.3 Beechport Capital Corp. 2002 Stock Plan dated May 1, 2002 (Incorporated by reference to Registrant's Form S-8
             Registration Statement, File No. 333-87776)

      10.4 Beechport Capital Corp. 2002 Stock Plan dated October 29, 2002 (Incorporated by reference to Registrant's Form S-8
             Registration Statement, File No. 333-100946)

      10.5 Equity Line of Credit with Cornell Capital Partners LP dated June 13,2003*

      10.6 Registration Rights Agreement with Cornell Capital Partners LP dated June 13, 2003*

      10.7   Convertible Note issued to Cornell Capital Partners LP*

      10.8   Honeywell License Agreement dated June 30, 2000*

      10.9   Cesmet Laboratorio srl Agreement dated May 26, 2000

      10.10  GMA Consulting/Investment Agreement dated April 25, 2000*

    Exhibit
     Number                          Description
    -------                          -----------

      10.11   $600,000 Promissory Note*

      10.12   Form of warrant to issue 1,000,000 shares of common stock*

      10.13   Letter of Intent - Green Flame Services*

      10.14   Letter of Intent - H. Muehlstein (filed herewith)

      10.15   Lease (filed herewith)

      23.1    Consent of Henry Schiffer, CPA (filed herewith)

      23.2    Consent of Legal Counsel (See Exhibit 5.1)

      23.3    Consent of Supplier (filed herewith)

      23.4 Consent of Independent Testing Laboratories (Analytical Services Group) (filed herewith)

      23.5 Consent of Independent Testing Laboratories (BSK Laboratories) (filed herewith)

      99.1    Corporate Action re Loan to President*


    * Previously filed


Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Oakdale, State of California, on November 28, 2003.




Dated: November 28, 2003             By: /s/ Gary M. De Laurentiis
                                      -------------------------
                                      Gary M. De Laurentiis
                                      Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                        Title                          Date
---------                        -----                          ----

/s/ Gary M. De Laurentiis        Chief Executive Officer   November 28, 2003
--------------------------        and Director
Gary M. De Laurentiis


/S/ Michael E. Hofmann           Chief Financial Officer   November 28, 2003
----------------------            and Director
Michael E. Hofmann


/s/ Andrea G. Videtta            Director                  November 28, 2003
---------------------
Andrea G. Videtta


/s/ Lisa Ann Marie Fitzpatrick   Director                  November 28, 2003
------------------------------
Lisa Ann Marie Fitzpatrick


/s/ John R. Murray               Director                  November 28, 2003
------------------
John R. Murray